Exhibit 10.11

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

MASTER COLLABORATION AGREEMENT

BETWEEN

VERTEX PHARMACEUTICALS INCORPORATED

AND

KYMERA THERAPEUTICS, INC.

MASTER COLLABORATION AGREEMENT

This Master Collaboration Agreement (this “Agreement”) is entered into as of May 9, 2019 (the “Effective Date”) by and between Vertex Pharmaceuticals Incorporated, a corporation organized under the laws of The Commonwealth of Massachusetts (“Vertex”) and Kymera Therapeutics, Inc., a corporation organized under the laws of The State of Delaware (“Company”). Vertex and Company each may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Company owns or controls certain Patents and Know-How, technology and expertise relating to proteolysis targeting chimeras;

WHEREAS, Vertex is a biopharmaceutical company that possesses expertise in developing and commercializing human therapeutics;

WHEREAS, Vertex and Company desire to enter into a strategic collaboration focused on the development of novel Degraders (as defined below) directed against certain Targets; and

WHEREAS, Vertex desires to receive from Company, and Company desires to grant to Vertex, a series of exclusive options, on a Target-by-Target basis, to cause Company to grant an exclusive license to exploit products containing Degraders directed against such Target;

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings:

1.1 “Acquisition Transaction” has the meaning set forth in Section 5.8.

1.2 “Action” has the meaning set forth in Section 13.12.

1.3 “Addition Date” has the meaning set forth in Section 2.3.2.

1.4 “Adverse Event” has the meaning set forth in the Applicable Law for such term (or comparable term), and will generally mean any untoward medical occurrence in a subject in any Clinical Trial or patient who has received a pharmaceutical product, medical device or placebo, and which does not necessarily have a causal relationship with such pharmaceutical product, medical device or placebo, including any unfavorable and unintended sign (including an abnormal laboratory finding), symptom or disease temporally associated with the use of the applicable pharmaceutical product, medical device or placebo whether or not related to such pharmaceutical product, medical device or placebo.

1.5 “Affiliate” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. A Person will be regarded as in control of another Person if it (a) owns or controls, directly or indirectly, more than 50% of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority), or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.6 “Agreement” has the meaning set forth in the Preamble.

1.7 “Agreement Know-How” has the meaning set forth in Section 1.9.

1.8 “Agreement Patents” has the meaning set forth in Section 1.9.

1.9 “Agreement Technology” means (a) any and all Know-How discovered, developed, invented or created solely by a Party or its Affiliates or Third Parties acting on its or their behalf, or jointly by both Parties or their respective Affiliates or Third Parties acting on their behalf, in each case, in the performance of activities under this Agreement (the “Agreement Know-How”) and (b) any and all Patents that Cover any such Know-How described in clause (a) (the “Agreement Patents”).

1.10 “Alliance Manager” has the meaning set forth in Section 3.4.1.

1.11 “Applicable Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time, including the United States Federal Food, Drug, and Cosmetic Act, as amended, GCP, GLP and GMP, anti-bribery laws, such as the United States Anti-Kickback Statute, Foreign Corrupt Practices Act and UK Bribery Act, as well as all applicable data protection and privacy laws, rules and regulations, including the United States Department of Health and Human Services privacy rules under the Health Insurance Portability and Accountability Act, as amended, and the Health Information Technology for Economic and Clinical Health Act and the EU General Data Protection Regulation 2016/679 of the European Parliament and of the Counsel of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC, along with other country-level data protection laws, as may be applicable.

1.12 “Approval Application” means an NDA or similar application or submission for a Licensed Product filed with a Regulatory Authority in a country or group of countries to obtain marketing approval for a pharmaceutical product in that country or group of countries, including any amendment thereof.

1.13 “Assessment Time” means, with respect to a Terminated Target, the later of: (a) [***], provided that, if, prior to the date on which such Collaboration Target became a Terminated Target, the Research Term with respect to such Collaboration Program was extended pursuant to Section 2.4, this clause (b) shall be extended to the date that is the [***] of the Effective Date.

1.14 “Audited Party” has the meaning set forth in Section 7.12.

1.15 “Auditing Party” has the meaning set forth in Section 7.12.

1.16 “Available Target” has the meaning set forth in Section 2.3.1.

1.17 “Bankrupt Party” has the meaning set forth in Section 5.5.

1.18 “Bankruptcy Code” has the meaning set forth in Section 5.5.

1.19 “Blocking Third Party Intellectual Property” means, with respect to a Collaboration Compound or Licensed Product in any country, Patents or Know-How in such country owned or controlled by a Third Party (but not then included in Licensed Technology) that are necessary or useful to Research, Develop, Manufacture or Commercialize (with respect to Know-How) such Collaboration Compound or Licensed Product in such country.

1.20 “Blocking Third Party Intellectual Property Costs” means Out-of-Pocket Costs, comprising upfront payments, milestones, royalties and any portion of other license fees or other payments arising out of the Research, Development, Manufacturing or Commercialization of a Collaboration Compound or Licensed Product and paid by Vertex to a Third Party who owns or controls Blocking Third Party Intellectual Property to license or acquire the rights to such Blocking Third Party Intellectual Property. For clarity, Blocking Third Party Intellectual Property Costs shall not include [***].

1.21 “Breaching Party” means the Party that is believed by the other Party to be in material breach of this Agreement.

1.22 “Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Boston, Massachusetts are authorized or obligated to close.

1.23 “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 or December 31, during the Term, or the applicable part thereof during the first or last calendar quarter of the Term.

1.24 “Calendar Year” means any calendar year ending on December 31, or the applicable part thereof during the first or last year of the Term.

1.25 “Calendar Year Net Sales” means, on a Licensed Product-by-Licensed Product basis, total Net Sales by Vertex, its Affiliates and Sublicensees in the Territory of such Licensed Product in a particular Calendar Year.

1.26 “Candidate Criteria” means, on a [***], which criteria shall be mutually agreed in writing by the Parties within [***] of the occurrence of the [***].

1.27 “Candidate Drug” means, with respect to any Collaboration Program, a Collaboration Compound for such Collaboration Program that has met the Candidate Criteria.

1.28 “CDA” has the meaning set forth in Section 1.54.

1.29 “Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than 50% of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates. Notwithstanding the foregoing, with respect to Company, the term “Change of Control” will not include any sale of shares of capital stock of Company, in a single transaction or series of related transactions in which Company issues new securities to institutional investors for cash or the cancellation or conversion of indebtedness or a combination thereof where such transaction(s) are conducted primarily for bona fide equity financing purposes.

1.30 “Clinical Trial” means a study in humans that is required to be conducted in accordance with GCP and is designed to generate data in support of an Approval Application.

1.31 “Collaboration Compound” means, with respect to a Collaboration Program, (a) [***] and (b) any improvements or modifications thereof developed by or on behalf of either Company or Vertex under this Agreement during the Term.

1.32 “Collaboration In-License Agreement” has the meaning set forth in Section 7.7.1.

1.33 “Collaboration Program” means, on a [***].

1.34 “Collaboration Research Term” means the period beginning on the Effective Date and continuing until the expiration or termination of the last Research Term with respect to the last Collaboration Program.

1.35 “Collaboration Target” means (i) any of the Targets listed on Schedule 1.35 as of the Effective Date and (ii) any other Target that is designated as a Collaboration Target pursuant to Section 2.3, but, in each case ((i) and (ii)), excluding any Terminated Target (for clarity, including any Substituted Target).

1.36 “Combination Product” has the meaning set forth in Section 1.139.

1.37 “Commercial Milestone Event” has the meaning set forth in Section 7.5.2.

1.38 “Commercial Milestone Payment” has the meaning set forth in Section 7.5.2.

1.39 “Commercialization Plan” has the meaning set forth in Section 6.4.3.

1.40 “Commercialize” or “Commercializing” means to (a) market, promote, distribute, offer for sale, sell, have sold, import, export or otherwise commercialize a Licensed Product, (b) conduct activities, other than Research, Development and Manufacturing, in preparation for the foregoing activities, including obtaining Price Approval or (c) conduct post-Marketing Approval studies (including Clinical Trials). When used as a noun, “Commercialization” means any activities involved in Commercializing.

1.41 “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by any Person with respect to any objective, reasonable, diligent and good faith efforts to accomplish such objective. Without limiting the foregoing, “Commercially Reasonable Efforts” means (A) with respect to the conduct of the Research Activities and Follow-On Research by Company, [***] and (B) with respect to any objective relating to the Development or Commercialization of a Collaboration Compound or Licensed Product by Vertex, [***], taking into account, without limitation, with respect to each Collaboration Compound or Licensed Product, [***]. “Commercially Reasonable Efforts” with respect to any objective relating to the Development or Commercialization of a Collaboration Compound or Licensed Product by Vertex will be [***].

1.42 “Company” has the meaning set forth in the Preamble.

1.43 “Company Agreement Know-How” means any Degrader Agreement Know-How and any other Agreement Know-How solely owned by Company pursuant to Section 8.1.2(d).

1.44 “Company Agreement Patent” means any Degrader Agreement Patent and any other Agreement Patent solely owned by Company pursuant to Section 8.1.2(d).

1.45 “Company Background Know-How” means, on a Collaboration Target-by-Collaboration Target basis, any Know-How, other than Company Agreement Know-How or Joint Agreement Know-How, that (a) Company or any of its Affiliates Control as of the Effective Date or that comes into the Control of Company or any of its Affiliates during the Term and (b) is necessary or useful for the Research, Development, Manufacture or Commercialization of the Collaboration Compounds or Licensed Products directed against such Collaboration Target. On a Collaboration Target-by-Collaboration Target basis, Company Background Know-How will exclude any Know-How excluded from the Licensed Technology by Vertex pursuant to Section 7.7.

1.46 “Company Background Patents” means, on a Collaboration Target-by-Collaboration Target basis, any Patent, other than Company Agreement Patents or Joint Agreement Patents, that (a) Company or any of its Affiliates Control as of the Effective Date or that comes into the Control of Company or any of its Affiliates during the Term and (b) claims any Company Background Know-How or is otherwise necessary or useful for the Research, Development, Manufacture or Commercialization of Collaboration Compounds or Licensed Products directed against such Collaboration Target. A list of Company Background Patents as of the Effective Date is set forth in Schedule 1.46, provided that any Patent that satisfies the definition set forth in this Section 1.46 shall constitute a Company Background Patent hereunder, notwithstanding any failure to list such Patent on Schedule 1.46. On a Collaboration Target-by- Collaboration Target basis, Company Background Patents will exclude any Patents excluded from the Licensed Technology by Vertex pursuant to Section 7.7.

1.47 “Company Background Technology” means all Company Background Know-How and Company Background Patents.

1.48 “Company Breach Event” has the meaning set forth in Section 11.2.3(a).

1.49 “Company In-License Agreement” has the meaning set forth in Section 7.7.

1.50 “Company Indemnified Party” has the meaning set forth in Section 10.1.1.

1.51 “Company Product-Specific Patent” means any Product-Specific Patent Controlled by Company or its Affiliates, but excluding Joint Product-Specific Patents.

1.52 “Competitive Infringement” has the meaning set forth in Section 8.4.2.

1.53 “Competitive Product” means, [***], that (a) is approved by the applicable Regulatory Authority, under any then-existing Applicable Laws pertaining to approval of generic products, as a therapeutic equivalent of such Licensed Product as defined in 21 C.F.R. § 314.3(b), which approval relies on the Regulatory Authority’s finding of safety or effectiveness for the Licensed Product, or (b) is otherwise recognized as an “interchangeable” product by the applicable Regulatory Authority.

1.54 “Confidential Information” means, with respect to each Party, all Know-How or other information, including proprietary information (whether or not patentable) regarding or embodying such Party’s technology, products, business information or objectives, that is communicated in any way or form by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients, pursuant to this Agreement or that certain Confidentiality Agreement between Vertex and Company dated August 17, 2018 (the “CDA”), whether or not such Know-How or other information is identified as confidential at the time of disclosure. For clarity, the Degrader Platform shall be the Confidential Information of Company. Notwithstanding the foregoing, Confidential Information does not include any Know-How or information that: (a) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by or on behalf of the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement; (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or (e) was independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information belonging to the Disclosing Party. Confidential Information disclosed to the Receiving Party hereunder will not be deemed to fall within the foregoing exceptions merely because broader or related information falls within such exceptions, nor will combinations of elements or principles be considered to fall within the foregoing exceptions merely because individual elements of such combinations fall within such exceptions. Without limiting the foregoing, and notwithstanding clauses (a), (d) and (e) of the preceding sentence: (i)

the terms of this Agreement will be considered Confidential Information of both Parties, with both Parties deemed to be the Receiving Party of such Confidential Information; (ii) except as expressly set forth in clause (iii), any Know-How that is subject to a Party’s ownership rights under this Agreement shall be deemed to be the Confidential Information of such Party and the other Party shall be deemed to be the Receiving Party of such Know-How; (iii) any Know-How or other information specifically regarding a Collaboration Target, or any Collaboration Compound or Licensed Product directed against such Collaboration Target, that is generated after the Effective Date pursuant to activities contemplated by this Agreement will be deemed to be (x) the Confidential Information of both Parties, with both Parties deemed to be the Receiving Party of such Confidential Information prior to and until the applicable License Effective Date (if any) and (y) the Confidential Information of Vertex commencing after the applicable License Effective Date (if any), with Company deemed to be the Receiving Party of such Confidential Information after the applicable License Effective Date (if any); and (iv) subject to Sections 5.10 and 5.11, any Know-How or other information specifically regarding a Terminated Target, or any Collaboration Compound, Licensed Product or Reversion Product directed against such Terminated Target, will be deemed to be the Confidential Information of Company, with Vertex deemed to be the Receiving Party of such Confidential Information.

1.55 “Control” or “Controlled” means with respect to a Party any Know-How, Patent or Materials, possession of the ability by such Party or its Affiliate (whether by sole or joint ownership, license or otherwise), other than pursuant to this Agreement, to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How, Patent or Materials. Notwithstanding anything in this Agreement to the contrary, a Party and its Affiliates will be deemed to not Control any Know-How, Patents or Materials that are owned or controlled by a Third Party described in the definition of “Change of Control,” or such Third Party’s Affiliates (other than an Affiliate of such Party prior to the Change of Control), (a) prior to the closing of such Change of Control, except to the extent that any such Know-How, Patents or Materials were developed by such Third Party prior to such Change of Control using or incorporating such Party’s or its pre-existing Affiliate’s Know-How, Patents or Materials, or (b) after such Change of Control to the extent that such Know-How, Patents or Materials are developed or conceived by such Third Party or its Affiliates (other than such Party) after such Change of Control without using or incorporating such Party’s or its pre-existing Affiliate’s Know-How, Patents or Materials. Company and its Affiliates shall not be deemed to Control any Patents or Know-How licensed to Company pursuant to a Company In-License Agreement entered into after the Effective Date unless such Company In-License Agreement becomes a Collaboration In-License Agreement in accordance with Section 7.7.

1.56 “Cover,” “Covering” or “Covers” means (a) as to a compound or product and Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, selling, offering for sale or importation of such compound or product would infringe such Patent or, as to a pending claim included in such Patent, the making, using, selling, offering for sale or importation of such compound or product would infringe such Patent if such pending claim were to issue in an issued patent without modification, (b) as to Know-How and a Patent, that, in the absence of a license granted under, or ownership of, such Patent, the use or practice of such Know-How would infringe such Patent or, as to a pending claim included in such Patent, the use or practice of such Know-How would infringe such Patent if such pending claim were to issue in an issued patent without modification and (c) as to a compound, product or technology and Know- How, that the exploitation of such compound, product or technology incorporates, uses, employs, embodies, or practices such Know-How.

1.57 “CREATE Act” means the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3).

1.58 “Defending Party” has the meaning set forth in Section 8.3.

1.59 “Degrader” means a heterobifunctional molecule designed to affect the degradation Target of interest comprising [***].

1.60 “Degrader Agreement Know-How” has the meaning set forth in Section 8.1.2(b).

1.61 “Degrader Agreement Patents” has the meaning set forth in Section 8.1.2(b).

1.62 “Degrader Agreement Technology” has the meaning set forth in Section 8.1.2(b).

1.63 “Degrader Platform” means Company’s proprietary Know-How with respect to [***], including any such proprietary Know-How with respect to [***] together with any and all Patents owned or Controlled by Company or its Affiliates that Cover any of the foregoing Know-How. For clarity, Know-How of Company shall be considered proprietary if it is described in the specification of, or otherwise Covered in, a Patent owned or Controlled by Company or its Affiliates, whether or not such Patent has published (provided that such patent has not been abandoned), or incorporates, uses, employs, embodies or practices Know-How owned or Controlled by Company or its Affiliates.

1.64 “Development” means, with respect to a Collaboration Compound or Licensed Product, all clinical and non-clinical research and development activities conducted after filing of an IND for such Collaboration Compound or Licensed Product, including toxicology, pharmacology test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Trials (other than post-Marketing Approval Clinical Trials), regulatory affairs, pharmacovigilance, Clinical Trial regulatory activities and obtaining and maintaining Marketing Approval. When used as a verb, “Develop” or “Developing” means to engage in Development.

1.65 “Development Milestone Event” has the meaning set forth in Section 7.5.1.

1.66 “Development Milestone Payment” has the meaning set forth in Section 7.5.1.

1.67 “Development Plan” has the meaning set forth in Section 6.1.2.

1.68 “directed against” means, with respect to a Degrader and a Target, that such Degrader affects the degradation of such Target.

1.69 “Disclosing Party” has the meaning set forth in Section 12.1.

1.70 “Dispute” has the meaning set forth in Section 13.13.

1.71 “Distracted Party” has the meaning set forth in Section 5.8.

1.72 “Distracting Product” has the meaning set forth in Section 5.8.

1.73 “Distributor” means a Third Party to whom Vertex or its Affiliates or Sublicensees grant a right to sell or distribute a Licensed Product, that purchases its requirements for such Licensed Product from Vertex or its Affiliates or Sublicensees, has no significant responsibility for marketing and promotion of the Licensed Product, and does not otherwise make any royalty or other payments to Vertex or its Affiliates or Sublicensees with respect to its intellectual property rights or Licensed Products, including any payments that are calculated on the basis of a percentage of, or profit share on, such Third Party’s sale of Licensed Products.

1.74 “Divest” means, with respect to a Distracting Product, the sale, exclusive license or other transfer by the applicable Party and its Affiliates of all of their development and commercialization rights with respect to such Distracting Product to a Third Party without the retention or reservation of any development or commercialization obligation, interest or participation rights (other than solely an economic interest or the right to enforce customary terms contained in the relevant agreements effectuating such transaction).

1.75 “DOJ” has the meaning set forth in Section 4.1.2(a).

1.76 “Early OEDP” has the meaning set forth in Section 2.6.

1.77 “Effective Date” has the meaning set forth in the Preamble.

1.78 “EMA” means the European Medicines Agency and any successor entity thereto.

1.79 “European Commission” means the European Commission or any successor entity that is responsible for granting marketing approvals authorizing the sale of pharmaceuticals in the European Union.

1.80 “European Union” or “EU” means (a) the economic, scientific and political organization of member states as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom of Great Britain and Northern Ireland and that certain portion of Cyprus included in such organization, (b) any member country of the European Economic Area that is not otherwise a member of the European Union, and (c) any country not otherwise included in clauses (a) or (b) that participates in the unified filing system under the auspices of the EMA. For clarity, European Union will at all times be deemed to include each of Italy, Germany, France, the United Kingdom and Spain.

1.81 “Exclusive Area” means (a) with respect to a Collaboration Target or a Reserved Target (other than the additional Reserved Target to be mutually agreed by the Parties following the Effective Date), [***], (b) with respect to the additional Reserved Target to be mutually agreed by the Parties following the Effective Date, the Exclusive Area mutually agreed by the Parties with respect to such additional Reserved Target pursuant to Section 2.2.5 and (c) with respect to any Target (other than a Reserved Target) that is designated as a Collaboration Target pursuant to Section 2.3, the Exclusive Area mutually agreed by the Parties with respect to such Collaboration Target pursuant to Section 2.3.

1.82 “Exclusive License” has the meaning set forth in Section 5.1.1.

1.83 “Executive Officers” means the [***].

1.84 “Existing Third Party Agreement” means [***].

1.85 “FDA” means the United States Food and Drug Administration and any successor entity thereto.

1.86 “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

1.87 “Field” means all therapeutic, prophylactic, palliative, analgesic and diagnostic uses in humans and animals.

1.88 “First Commercial Sale” means with respect to a Licensed Product, [***]; provided that the following will not constitute a First Commercial Sale: [***].

1.89 “Follow-On Research” has the meaning set forth in Section 2.7.

1.90 “Follow-On Research Budget” has the meaning set forth in Section 2.7.

1.91 “Follow-On Research Plan” has the meaning set forth in Section 2.7.

1.92 “Force Majeure” means a condition, the occurrence and continuation of which is beyond the reasonable control of a Party, including an act of God, governmental acts or restrictions, war, civil commotion, labor strike or lock-out, epidemic, flood, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

1.93 “FTC” has the meaning set forth in Section 4.1.2(a).

1.94 “FTE” means [***], which number of hours shall be pro-rated based on the number of days when used for [***], devoted to or in support of the Research Activities or Follow-On Research that is carried out by one or more qualified scientific or technical employees (excluding Third Party contractors) of Company or its Affiliates.

1.95 “FTE Costs” means, for any period, the FTE Rate multiplied by the number of FTEs who perform a specified activity under this Agreement. FTEs will be pro-rated on a daily basis if necessary.

1.96 “FTE Rate” means, with respect to [***]; provided that such rate will increase or decrease on January 1 of each Calendar Year (starting with January 1, 2020) in accordance with the percentage year-over-year increase or decrease in the Consumer Price Index - Urban Wage Earners and Clerical Workers, US City Average, All Items, 1982-84 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index) over the 12-month period preceding each such January 1. The FTE Rate includes (a) all wages and salaries, employee benefits, bonus, travel and entertainment, supplies and other direct expenses and (b) indirect allocations, including all general and administrative expenses, human resources, finance, occupancy and depreciation, in each case ((a) and (b)), expended in connection with such Follow-On Research.

1.97 “GAAP” means United States generally accepted accounting principles, consistently applied.

1.98 “GCP” means good clinical practices, which are the then-current standards for Clinical Trials for pharmaceuticals, as set forth in the FD&C Act or other Applicable Law, and such standards of good clinical practice as are required by the Regulatory Authorities of the European Union and other organizations and governmental authorities in countries for which the applicable Collaboration Compound or Licensed Product is intended to be Developed, to the extent such standards are not less stringent than United States standards.

1.99 [***].

1.100 “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, or the successor thereto, or comparable regulatory standards in jurisdictions outside of the United States as they may be updated from time to time, to the extent such standards are not less stringent than United States standards.

1.101 “GMP” means the then-current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules or regulations of an applicable Regulatory Authority at the time of manufacture.

1.102 “Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.

1.103 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

1.104 “HSR Clearance Date” means the earliest date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions contemplated under this Agreement upon Vertex’s exercise of an Option with respect to a Collaboration Target have expired or have been terminated.

1.105 “HSR Filing” means a filing by Company and Vertex or their ultimate parent entities as that term is defined in the HSR Act with the FTC and the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the transactions contemplated under this Agreement upon Vertex’s exercise of an Option with respect to a Collaboration Target, together with all required documentary attachments thereto.

1.106 “In-License Costs” means (a) all royalties payable by Company or any of its Affiliates to any Third Party under the Collaboration In-License Agreements based on Net Sales of any Collaboration Compound or Licensed Product, [***] under all Collaboration In-License Agreements and (b) all milestone payments payable by Company or any of its Affiliates to a Third Party under the Collaboration In-License Agreements in respect of the achievement of any milestone event by a Collaboration Compound or Licensed Product, which milestone event is achieved on or after the License Effective Date with respect to the applicable Vertex Target, [***].

1.107 “IND” means any Investigational New Drug application (including any amendment or supplement thereto) filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto or if applicable, a comparable application or submission filed with a Regulatory Authority outside the U.S. for the investigation of any product in any other country or group of countries (such as a Clinical Trial Application in the EU).

1.108 “Indemnified Party” has the meaning set forth in Section 10.1.3.

1.109 “Indemnifying Party” has the meaning set forth in Section 10.1.3.

1.110 “Indication” means a separate and distinct disease or medical condition in humans (a) that a compound or product that is in Clinical Trials is intended to treat in such Clinical Trials, or (b) for which a compound or product has received a separate and distinct marketing authorization approval with an approved label claim to treat such disease or condition, as applicable.

1.111 “Initial Research Term” has the meaning set forth in Section 2.4.1.

1.112 “Initiation” or “Initiate” means, with respect to any Clinical Trial, dosing of the second human subject in such Clinical Trial.

1.113 “Insolvency Event” has the meaning set forth in Section 11.2.5.

1.114 “IP Committee” has the meaning set forth in Section 3.2.

1.115 “JAC” has the meaning set forth in Section 3.1.1.

1.116 “Joint Agreement Know-How” means any Agreement Know-How jointly owned by the Parties pursuant to Section 8.1.2(d).

1.117 “Joint Agreement Patent” means any Agreement Patent jointly owned by the Parties pursuant to Section 8.1.2(d).

1.118 “Joint Agreement Technology” means all Joint Agreement Know-How and Joint Agreement Patents.

1.119 “Joint Product-Specific Patent” means any Product-Specific Patent jointly owned by the Parties.

1.120 [***].

1.121 “Know-How” means all proprietary data, results, pre-clinical and clinical protocols and data from studies and Clinical Trials, chemical structures, chemical sequences, materials, information, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures, technology, practices, knowledge and developments, whether or not patentable; provided that Know-How does not include Patents.

1.122 “Knowledge” means, with respect to Company, the actual knowledge, following reasonable inquiry of Company personnel and advisors (including outside patent counsel) that would reasonably be anticipated to have knowledge of the facts relating to the relevant subject matter, of [***].

1.123 “Liability” has the meaning set forth in Section 10.1.1.

1.124 “License Effective Date” means, on a Collaboration Target-by-Collaboration Target basis, (a) if Vertex determines that an HSR Filing is required to be made under the HSR Act as a result of Vertex’s exercise of an Option with respect to a Collaboration Target and notifies Company of such determination within [***] after Vertex’s receipt of the complete OEDP (or otherwise following Vertex’s notification to Company of Vertex’s intent to exercise an Option), the HSR Clearance Date or receipt, as applicable, of any other such antitrust clearance(s) and (b) other than under the circumstances described in clause (a) the delivery by Vertex to the Company of the Option Exercise Notice with respect to the Collaboration Target in accordance with Section 4.1.1; provided, however, that if Vertex does not pay the corresponding Option Exercise Fee with respect to a Collaboration Target in accordance with Section 7.4 and following written notice from the Company regarding Vertex’s failure to pay such fee, Vertex fails to cure such payment failure in accordance with Section 11.2.3(b)(i), then the “License Effective Date” for such Collaboration Target will be deemed to not have occurred for purposes of this Agreement and the applicable Collaboration Target for which Vertex exercised such Option will not be a Vertex Target and will be a Terminated Target as of the date of expiration of the cure period for such payment.

1.125 “Licensed Know-How” means the Company Background Know-How, the Company Agreement Know-How and Company’s interest in the Joint Agreement Know-How.

1.126 “Licensed Patents” means the Company Background Patents, the Company Agreement Patents and Company’s interest in the Joint Agreement Patents.

1.127 “Licensed Product” means, on a Vertex Target-by-Vertex Target basis, any pharmaceutical product containing a Candidate Drug or other Collaboration Compound that is directed against such Vertex Target, either alone or in combination with other active pharmaceutical ingredients, including all forms, presentations, strengths, doses and formulations thereof.

1.128 “Licensed Technology” means the Licensed Patents and Licensed Know-How.

1.129 [***].

1.130 [***].

1.131 “Manufacture” or “Manufactured” or “Manufacturing” means activities directed to making, having made, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control testing and quality assurance release, shipping or storage of a Collaboration Compound or Licensed Product.

1.132 “Marketing Approval” means, with respect to a Licensed Product in a particular jurisdiction, all approvals (including approvals resulting from any priority review, breakthrough therapy, accelerated approval or fast track application or submission), licenses, registrations or authorizations necessary for the Commercialization of such Licensed Product in such jurisdiction, including, with respect to the United States, approval of an Approval Application for such Licensed Product by the FDA and with respect to the European Union, approval of an Approval Application for such Licensed Product by the European Commission or the applicable Regulatory Authority in any particular country in the EU.

1.133 “Materials” means all biological materials, chemical compounds and other materials arising out of a Party’s activities under this Agreement and provided by such Party to the other Party for use by the other Party or otherwise provided by a Party for use by the other Party, in each case, to conduct activities pursuant to this Agreement, including Collaboration Compounds, Clinical Trial samples, cell lines, compounds, lipids, assays, viruses and vectors.

1.134 “Milestone Event” has the meaning set forth in Section 7.5.2.

1.135 “Milestone Payment” has the meaning set forth in Section 7.5.2.

1.136 “NDA” means a new drug application that is submitted to the FDA for marketing approval for a Licensed Product, pursuant to 21 C.F.R. § 314.3.

1.137 “[***] Notice” has the meaning set forth in Section 5.12.1.

1.138 “[***] Notice of Exercise” has the meaning set forth in Section 5.12.1.

1.139 “Net Sales” means the gross invoiced price for Licensed Products sold by Vertex (including sales generated from named patient programs and excluding sales deferred for GAAP accounting purposes until such sales are recognized), its Affiliates or Sublicensees (the “Selling Party”) to Third Parties, less the following deductions from such gross amounts:

(a) [***];

(b) [***];

(c) [***];

(d) [***]; and

(e) [***].

[***]

[***]

If a sale, transfer or other disposition with respect to a Licensed Product involves consideration other than cash or is not at arm’s length, the Net Sales from such sale, transfer or other disposition will be calculated on the average Net Sales price of the Licensed Product in arm’s length sales for cash in the relevant country during the same Calendar Quarter as such sale, transfer or other disposition or in the absence of such sales, the fair market value of the Licensed Product as mutually determined by the Parties in good faith.

Solely for purposes of calculating Net Sales, [***] (“Other Product”) (whether combined in a single formulation or package, as applicable, or formulated separately but packaged under a single label approved by a Regulatory Authority and sold together for a single price) (such combination product, a “Combination Product”), Net Sales of such Combination Product for the purpose of determining the payments due to Company pursuant to this Agreement will be calculated by [***]. If the gross selling price of a Licensed Product containing such Collaboration Compound in such country when sold separately in finished form (i.e., without the Other Product) can be determined but the gross selling price of the Other Product in such country cannot be determined, Net Sales in such country for purposes of determining royalty payments will be calculated by multiplying the actual Net Sales of the Combination Product in such country by [***]. If such separate sales are not made in a country, Net Sales will be calculated by [***]. For clarity, pharmaceutical dosage form vehicles, delivery devices, adjuvants and excipients shall be deemed not to be “active ingredients.”

1.140 [***].

1.141 “Non-Bankrupt Party” has the meaning set forth in Section 5.5.

1.142 “Non-Breaching Party” means the Party that believes the other Party is in material breach of this Agreement.

1.143 “Non-Defending Party” has the meaning set forth in Section 8.3.

1.144 [***].

1.145 “OEDP” means, with respect to a Collaboration Target, an option exercise data package containing the information set forth on Schedule 1.145 with respect to all Collaboration Compounds directed against such Collaboration Target that exist as of the date of delivery of the OEDP.

1.146 “Option” has the meaning set forth in Section 4.1.1.

1.147 “Option Deadline” has the meaning set forth in Section 4.1.1.

1.148 “Option Exercise” has the meaning set forth in Section 4.1.1.

1.149 “Option Exercise Fee” has the meaning set forth in Section 7.4.

1.150 “Option Exercise Notice” has the meaning set forth in Section 4.1.1.

1.151 “Other Product” has the meaning set forth in Section 1.139.

1.152 “Out-of-Pocket Costs” means, with respect to a Party, costs and expenses paid by such Party or its Affiliates to Third Parties (or payable to Third Parties and accrued in accordance with GAAP), other than employees of such Party or its Affiliates.

1.153 “Party” or “Parties” has the meaning set forth in the Preamble.

1.154 “Patent Challenge” has the meaning set forth in Section 11.2.3(b)(ii).

1.155 “Patents” means the rights and interests in and to issued patents and pending patent applications in any country, jurisdiction or region (including inventor’s certificates and utility models), including all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing.

1.156 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

1.157 “Phase 1 Clinical Trial” means any Clinical Trial as described in 21 C.F.R. §312.21(a), or, with respect to a jurisdiction other than the United States, a similar Clinical Trial.

1.158 “Phase 2 Clinical Trial” means any Clinical Trial as described in 21 C.F.R. §312.21(b), or, with respect to a jurisdiction other than the United States, a similar Clinical Trial.

1.159 “Preexisting Affiliate” means, with respect to a Party that is subject to a Change of Control, any Affiliate of such Party following such Change of Control that was an Affiliate of such Party prior to such Change of Control.

1.160 “Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of any government approval, agreement determination or decision establishing such reimbursement authorization or pricing approval or determination.

1.161 “Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority.

1.162 “Product-Specific Patent” means, with respect to a given Licensed Product directed against a Vertex Target, any Patent that (a) specifically claims (i) the composition of matter of the Degrader that comprises or is included in such Licensed Product, (ii) any method of making such composition or (iii) any use of such composition in the Field, and (b) does not claim any Degrader directed against a target that is not such Vertex Target. For clarity, a Product-Specific Patent may claim the composition of matter of other Degraders that do not comprise or are not included in such Licensed Product, or any method of making such composition or use of such composition in the Field, provided that all such Degraders are directed against such Vertex Target.

1.163 “Program Degrader” has the meaning set forth in Section 11.4.2(f).

1.164 “Proof of Target in Cell Degradation” means, with respect to a Collaboration Target, that (a) a Collaboration Compound directed against such Collaboration Target (other than a Collaboration Compound arising out of Follow-On Research for such Collaboration Target) has satisfied the criteria set forth on Schedule 1.164, or (b) with respect to a Collaboration Compound arising out of Follow-On Research for a Collaboration Target, such Collaboration Compound has satisfied such updated criteria as mutually agreed by the Parties pursuant to Section 2.7 with respect to such Follow-On Research.

1.165 “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as handling re-examinations and reissues with respect to such Patent, together with the conduct of interferences, derivation proceedings, the defense of oppositions, post-grant patent proceedings (such as inter partes review and post grant review) and other similar proceedings with respect to the particular Patent. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent.

1.166 “Receiving Party” has the meaning set forth in Section 12.1.

1.167 “Registration Enabling Clinical Trial” means a Clinical Trial of a product in any country in the world that (a) satisfies the requirements of U.S. 21 C.F.R. Part 312.21(c), as amended, or its foreign counterpart as prescribed by the applicable Regulatory Authority, or (b) is intended, or otherwise acknowledged by the FDA or its foreign counterpart, to (i) provide substantial evidence, as defined at 21 U.S.C. Section 355(d), that the product is safe and efficacious for its intended use, (ii) define contraindications, warnings, precautions and adverse reactions that are associated with the product in the dosage range to be prescribed, and (iii) support Marketing Approval for such product without the need to conduct additional Clinical Trials.

1.168 “Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMA), regional, state or local regulatory agency, department, bureau, board, commission, council or other Governmental Authority that holds responsibility for development and commercialization of, and the granting of Marketing Approval for a pharmaceutical product in such country or region.

1.169 “Regulatory Exclusivity” means, with respect to a Licensed Product in a country, any data exclusivity rights or other exclusive right, other than a Patent, granted, conferred or afforded by any Regulatory Authority in such country or otherwise under Applicable Law with respect to such Licensed Product in such country, which either confers exclusive marketing rights with respect to a product or prevents another party from using or otherwise relying on the data supporting the approval of the Marketing Approval for a product without the prior written authorization of the Marketing Approval holder, as applicable, such as new chemical entity exclusivity, exclusivity associated with new Clinical Trials necessary to approval of a change (e.g., new indication or use), orphan drug exclusivity, non-patent-related pediatric exclusivity, or any other applicable marketing or data exclusivity, including any such periods under national implementations in the EU of Article 10 of Directive 2001/83/EC, Article 14(11) of Parliament and Council Regulation (EC) No 726/2004, Parliament and Council Regulation (EC) No 141/2000 on orphan medicines, Parliament and Council Regulation (EC) No 1901/2006 on medicinal products for pediatric use and all international equivalents.

1.170 “Regulatory Filings” means, collectively: (a) all INDs, Approval Applications, establishment license applications, Drug Master Files, applications for designation as an “Orphan Product(s)” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FD&C Act (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FD&C Act (21 U.S.C. § 355(b)(4)(B)) and all other similar filings (including counterparts of any of the foregoing in any country or region in the Territory); (b) any applications for Marketing Approval or Price Approval and other applications, filings, dossiers or similar documents submitted to a Regulatory Authority in any country for the purpose of obtaining Marketing Approval or Price Approval from that Regulatory Authority; (c) any Patent-related filings with any Regulatory Authority; (d) all supplements and amendments to any of the foregoing; (e) all documents referenced in the complete regulatory chronology for each Marketing Approval, (f) foreign equivalents of any of the foregoing, and (g) all data and other information contained in, and correspondence with any Regulatory Authority relating to, any of the foregoing.

1.171 “Research” means conducting research activities to discover, design, optimize, deliver and advance Collaboration Compounds and Licensed Products, including pre-clinical studies and optimization, but specifically excluding Development, Manufacture and Commercialization. When used as a verb, “Researching” means to engage in Research.

1.172 “Research Activities” has the meaning set forth in Section 2.2.1.

1.173 “Research Outline” has the meaning set forth in Section 2.2.1.

1.174 “Research Plan” has the meaning set forth in Section 2.2.1.

1.175 “Research Term” means, on a Collaboration Program-by-Collaboration Program basis, the Initial Research Term for such Collaboration Program and any extension of such Initial Research Term, if any, extended in accordance with Section 2.4.

1.176 “Research Term Extension Fee” has the meaning set forth in Section 2.4.

1.177 “Research Term Extension Notice” has the meaning set forth in Section 2.4.

1.178 “Reserved Target” means any of the five reserved Targets set forth on Schedule 1.178 or the additional reserved Target to be mutually agreed by the Parties pursuant to Section 2.2.5, if any.

1.179 “Residual Knowledge” means knowledge, techniques, experience and Know-How that are (a) reflected in any Confidential Information owned or Controlled by the Disclosing Party and (b) retained in the unaided memory of any authorized representative of the Receiving Party after having access to such Confidential Information. A Person’s memory will be considered to be unaided if the Person has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it. In no event, however, will Residual Knowledge include any knowledge, techniques, experience and Know-How to the extent (at any time, for such time) within the scope of any Patent owned or Controlled by the Disclosing Party.

1.180 “Reversion Product” has the meaning set forth in Section 11.4.2(f).

1.181 “Royalty Term” means, with respect to a Licensed Product in a country, the period commencing on the First Commercial Sale of such Licensed Product in such country and ending upon the latest of: (a) the expiration of the last Valid Claim of a Licensed Patent, Vertex Agreement Patent or Joint Agreement Patent, in each case, that Cover such Licensed Product in such country; (b) 10 years after the First Commercial Sale of such Licensed Product in such country; or (c) expiration of Regulatory Exclusivity in such country with respect to such Licensed Product.

1.182 “Secondary Indication” means, with respect to a Licensed Product and a regulatory jurisdiction, any Indication that (a) is not the first Indication for which such Licensed Product has received Marketing Approval (and, if applicable, Price Approval) in such regulatory jurisdiction and (b) is not an Ultra-Rare Indication in such jurisdiction.

1.183 “Selling Party” has the meaning set forth in Section 1.139.

1.184 “Subcontractor” means a consultant, subcontractor, academic researcher or other vendor engaged by a Party to conduct activities on behalf of such Party or its Affiliate under this Agreement.

1.185 “Sublicense” means, directly or indirectly, to sublicense, grant any other right with respect to, or agree not to assert, the rights granted to Vertex hereunder. When used as a noun, “Sublicense” means any agreement to Sublicense.

1.186 “Sublicensee” means an Affiliate or Third Party, other than a Distributor, to whom Vertex (or a Sublicensee or Affiliate) sublicenses any of the rights granted to Vertex hereunder during the Term.

1.187 “Substituted Target” means any former Collaboration Target that has been replaced by an Available Target pursuant to Section 2.3.1.

1.188 “Substitution Date” has the meaning set forth in Section 2.3.1.

1.189 “Supply Cost” means (i) the actual fully-burdened cost to Company or its Affiliates for the Manufacture of a Collaboration Compound or Licensed Product, as applicable, calculated in accordance with GAAP and (ii) for a Collaboration Compound or Licensed Product or any component thereof that Company or its Affiliate purchases from a Third Party, the price paid to such Third Party to purchase such Collaboration Compound or Licensed Product, provided that under no circumstances will (a) Supply Costs incurred by Company’s Affiliates be double-counted or (b) any mark-up among Company and its applicable Affiliates be included as a Supply Cost.

1.190 “Target” means a specific protein that is associated with an [***] (together with any and all naturally occurring mutations, variants and alternative sequences thereof).

1.191 “Term” has the meaning set forth in Section 11.1.

1.192 “Terminated Target” means (a) any Substituted Target and (b) any Collaboration Target with respect to which this Agreement has been terminated in accordance with any of the provisions of Section 11.2.1, Section 11.2.2, Section 11.2.3, and Section 11.2.5. For clarity, (i) if Vertex does not exercise its Option with respect to a Collaboration Target prior to the Option Deadline in accordance with Section 4.1.1, this Agreement shall automatically terminate with respect to such Collaboration Target in accordance with Section 11.2.1 and such Collaboration Target shall become a Terminated Target and (ii) if this Agreement is terminated in its entirety pursuant to any of the provisions of Section 11.2.1, Section 11.2.2, Section 11.2.3, and Section 11.2.5, all Collaboration Targets shall be Terminated Targets.

1.193 “Terminated Other Target” means any Terminated Target that, as of the Assessment Time, is not a Terminated Vertex Target.

1.194 “Terminated Other Target Notice” has the meaning set forth in Section 5.11.2(a).

1.195 “Terminated Other Target Notice of Exercise” has the meaning set forth in Section 5.11.2(a).

1.196 “Terminated Vertex Target” means any [***].

1.197 “Terminated Vertex Target Notice” has the meaning set forth in Section 5.11.1.

1.198 “Terminated Vertex Target Notice of Exercise” has the meaning set forth in Section 5.11.1.

1.199 “Territory” means worldwide.

1.200 “Third Party” means any Person other than Vertex, Company or their respective Affiliates.

1.201 “Third-Party Infringement Claim” has the meaning set forth in Section 8.3.

1.202 “Ultra-Rare Indication” means [***].

1.203 “United States” or “U.S.” means the United States of America and all of its districts, territories and possessions.

1.204 “Valid Claim” means a claim (a) of any issued, unexpired United States or foreign Patent, which has not, in the country of issuance, been donated to the public, disclaimed, held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (b) of any United States or foreign patent application, which has not, in the country in question, been cancelled, withdrawn, or abandoned. Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than five years will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent that meets the criteria set forth in clause (a) above with respect to such application issues.

1.205 “Validated Lead Identification” means, with respect to a Collaboration Target, that (a) a Collaboration Compound directed against such Collaboration Target (other than a Collaboration Compound arising out of Follow-On Research for such Collaboration Target) has satisfied the criteria set forth on Schedule 1.205, or (b) with respect to a Collaboration Compound arising out of Follow-On Research for a Collaboration Target, such Collaboration Compound has satisfied such updated criteria as mutually agreed by the Parties pursuant to Section 2.7 with respect to such Follow-On Research.

1.206 “Vertex” has the meaning set forth in the Preamble.

1.207 “Vertex Activities” has the meaning set forth in Section 2.2.4.

1.208 “Vertex Agreement Know-How” means any Vertex Component Agreement Know-How and any other Agreement Know-How solely owned by Vertex pursuant to Section 8.1.2(d).

1.209 “Vertex Agreement Patent” means any Vertex Component Agreement Patent and any other Agreement Patent solely owned by Vertex pursuant to Section 8.1.2(d).

1.210 “Vertex Agreement Technology” means all Vertex Agreement Know-How and Vertex Agreement Patents.

1.211 “Vertex Assigned Patent” has the meaning set forth in Section 8.1.3.

1.212 “Vertex Background Know-How” means, on a Collaboration Target-by-Collaboration Target or Vertex Target-by-Vertex Target (with respect to Follow-On Research) basis, any Know-How, other than Vertex Agreement Know-How and Joint Agreement Know-How, that is Controlled by Vertex or its Affiliates as of the Effective Date or during the Term and is necessary or useful to perform the Research Activities allocated to Company under each Research Plan or the Follow-On Research with respect to such Collaboration Target or Vertex Target, as applicable.

1.213 “Vertex Background Patent” means, on a Collaboration Target-by-Collaboration Target or Vertex Target-by-Vertex Target (with respect to Follow-On Research) basis, any Patent, other than Vertex Agreement Patents or Joint Agreement Patents, that is Controlled by Vertex or its Affiliates as of the Effective Date or during the Term and is necessary or useful to perform the Research Activities allocated to Company under each Research Plan or the Follow-On Research with respect to such Collaboration Target or Vertex Target, as applicable.

1.214 “Vertex Background Technology” means the Vertex Background Know-How and the Vertex Background Patents.

1.215 “Vertex Component” has the meaning set forth in Section 2.2.1.

1.216 “Vertex Component Agreement Know-How” has the meaning set forth in Section 8.1.2(c).

1.217 “Vertex Component Agreement Patents” has the meaning set forth in Section 8.1.2(c).

1.218 “Vertex Component Agreement Technology” has the meaning set forth in Section 8.1.2(c).

1.219 “Vertex Indemnified Party” has the meaning set forth in Section 10.1.2.

1.220 “Vertex Reversion Technology” means, with respect to a Terminated Other Target, any Know-How or Patents [***] that (a) [***] or (b) [***].

1.221 “Vertex Target” means any Collaboration Target for which Vertex has exercised its Option under this Agreement in accordance with Section 4.1.1 and for which a License Effective Date has occurred.

1.222 “Vertex Technology” means the Vertex Background Technology, the Vertex Agreement Technology and Vertex’s interest in the Joint Agreement Technology.

ARTICLE 2

RESEARCH

2.1 Research Overview. On a Collaboration Program-by-Collaboration Program basis, in accordance with the terms and conditions of this Agreement, Company will use Commercially Reasonable Efforts to perform the activities set forth in the Research Plan for such Collaboration Program for the purpose of generating Candidate Drug(s) directed against the applicable Collaboration Target for Vertex to advance through Clinical Trials and bring to patients as commercial products in the Field following its Option Exercise with respect to the applicable Collaboration Target. The Parties acknowledge that the Collaboration Programs could result in the identification of no Candidate Drug(s) for a given Collaboration Program or multiple Candidate Drugs for such Collaboration Program.

2.2 Research Activities.

2.2.1 Development and Approval of Research Plans. During the Research Term with respect to each Collaboration Program, Company (through its Affiliates or Subcontractors) will use Commercially Reasonable Efforts to conduct activities under such Collaboration Program in accordance with a separate research plan (each, a “Research Plan”), focused on [***]. In its conduct of the activities under the Research Plan (the “Research Activities”), Company will use Target protein binding components proposed by Vertex at the JAC in all Degraders and Candidate Drugs developed by or on behalf of Company under this Agreement (each such Target protein binding component, together with any derivatives thereof, a “Vertex Component”). Each Vertex Component proposed by Vertex may either be proprietary to Vertex or its Affiliates or a publicly-known or available Target protein binding component. For clarity, Company will make the determination, in good faith, on the Vertex Components to use with the Degraders and Candidate Drugs from those proposed by Vertex for each Collaboration Target within [***] of Vertex’s proposal of Vertex Components for such Collaboration Target. To the extent Vertex uses any Confidential Information of Company or any Licensed Technology to identify or select the Vertex Component(s) to be used for a given Collaboration Program, such identification and selection activities shall be deemed to be “Vertex Activities” under this Agreement in accordance with Section 2.2.4. All Research Activities contemplated to be conducted by the Company under each Research Plan shall occur at Company’s sole cost and expense. For the initial Collaboration Targets set forth on Schedule 1.35, within [***] following the Effective Date, Company will prepare and provide to the JAC for review and discussion (a) with respect to at least [***] Collaboration Targets, a Research Plan for the Collaboration Program for each such Collaboration Target or (b) with respect to each Collaboration Target for which Company does not provide a Research Plan as set forth in clause (a), an outline of the proposed Research Activities to be conducted under a subsequent Research Plan for the Collaboration Program for such Collaboration Target (a “Research Outline”). Each Research Plan provided will set forth [***]. In no event shall any Research Plan or Research Outline include any activities of Vertex other than those set forth in the first sentence of Section 2.2.4 without Vertex’s prior written consent. For a Collaboration Program for which Company provided a Research Outline, within [***] following Company’s selection of the Vertex Components to use with the Degraders and Candidate Drugs directed against the applicable Collaboration Target, Company shall provide to Vertex a Research Plan based on the previously provided Research Outline for such Collaboration Program; provided that Company shall not be required to provide more than one Research Plan within any such [***] period, regardless of the number of Collaboration Programs for which a Research Plan would be due. In the event of any inconsistency between a Research Plan or a Research Outline and this Agreement, the terms of this Agreement will prevail. Following the designation of any new Collaboration Target pursuant to Section 2.3, Company will promptly prepare and provide to the JAC for review and discussion either a Research Plan or a Research Outline for such new Collaboration Target, which Research Plan or Research Outline, as applicable, shall meet the requirements set forth in this Section 2.2.1.

2.2.2 Amendments to Research Plans. Company may amend any Research Plan at any time during the applicable Research Term to reflect any material developments or adjustments to the applicable Collaboration Program, provided that (a) any such amended Research Plan shall at all times meet the requirements set forth in Section 2.2.1 and (b) in no event shall any additional or amended activities of Vertex be included in any amendments to a Research Plan except as expressly provided in Section 2.2.4. Company will promptly provide any such amended Research Plan to the JAC for review and discussion.

2.2.3 Decision-Making. Company shall have the final decision-making authority with respect to activities of Company relating to each Collaboration Program under this Agreement prior to Option Exercise with respect to the corresponding Collaboration Target, including [***]; provided that any such decision is consistent with the terms and conditions of this Agreement.

2.2.4 Vertex Activities. With respect to each Collaboration Program, Vertex shall, upon Company’s reasonable request, in accordance with the applicable Research Plan, conduct the Vertex assays set forth in Schedule 1.164 or Schedule 1.205, as applicable, to determine the satisfaction of the applicable criteria for the Milestone Events for [***] as set forth in Section 7.5.1. For the avoidance of doubt, any activities by or on behalf of Vertex to determine the applicable criteria for the Milestone Events for [***] shall be contemplated in the applicable Research Plan and shall be considered activities under this Agreement. If Company requests that Vertex conduct any other activities, Vertex may agree to conduct such activities in its sole discretion and, following any such mutual agreement, such activities shall be added to the applicable Research Plan for such Collaboration Program in accordance with Section 2.2.2. All activities of Vertex under this Section 2.2.4 (collectively, the “Vertex Activities”) shall be conducted at Vertex’s sole cost and expense in accordance with the applicable Research Plan.

2.2.5 Selection of Additional Reserved Target. Following the Effective Date, the Parties may mutually agree upon an additional protein Target to be added as a Reserved Target under this Agreement. In such event, the Parties will discuss and mutually agree upon the Exclusive Area for such Reserved Target, which Exclusive Area shall be recorded in a written acknowledgement duly executed by both Parties.

2.3 New Collaboration Targets.

2.3.1 Collaboration Target Substitution. At any time during the Term, Company may, following discussion at the JAC, substitute a Reserved Target or other Target for a Collaboration Target under this Agreement; provided that (a) prior to any substitution, Company shall provide written notice to Vertex of Company’s desire to substitute a Collaboration Target, which notice shall include, if applicable, [***] (b) within [***] of Vertex’s receipt of such notice, Vertex shall identify for Company in writing the Reserved Targets and such other listed Targets that Vertex would accept as substitute Collaboration Targets, if any (each, an “Available Target”), and (c) Company may only substitute for a Collaboration Target a Reserved Target or other Target that Vertex has so identified as an Available Target and shall provide written notice to Vertex of such substitution within [***] of receipt of Vertex’s list of Available Targets. If Company substitutes an Available Target for a Collaboration Target, (i) such substitution, including the identity of such Available Target, shall be recorded in a written acknowledgement duly executed by both Parties, and the date on which such Available Target is so designated mutually by the Parties shall be the “Substitution Date”, (ii) as of the Substitution Date, such Available Target shall automatically be deemed to be a Collaboration Target under this Agreement with no further action by the Parties; (iii) as of the Substitution Date, the Substituted Target shall no longer be a Collaboration Target under this Agreement; (iv) as of the Substitution Date, if the added Collaboration Target was a Reserved Target, such added Collaboration Target shall no longer be a Reserved Target under this Agreement; (v) Company shall promptly prepare a Research Plan or Research Outline for the added Collaboration Target meeting the criteria set forth in Section 2.2.1 and provide the Research Plan or Research Outline to the JAC for review and discussion; and (vi) if the added Collaboration Target was not a Reserved Target, the Parties will discuss and mutually agree upon the Exclusive Area for such Collaboration Target, which Exclusive Area shall be recorded in a written acknowledgement duly executed by both Parties. Except as expressly set forth in Section 2.3.2, in no event shall there be more than [***] Collaboration Targets at any given time during the Collaboration Research Term, unless mutually agreed by the Parties.

2.3.2 Additional Collaboration Targets. In addition to Company’s substitution rights under Section 2.3.1, during the Collaboration Research Term, the Parties may mutually agree to add any Reserved Target or other Target as a Collaboration Target under this Agreement, thereby increasing the total number of Collaboration Targets under this Agreement, provided that Vertex shall make a payment to Company in the amount of [***] for each additional Target so added as a Collaboration Target under this Agreement. In such event, (a) such addition, including the identity of the additional Target, shall be recorded in a written acknowledgement duly executed by both Parties, and the date on which such Target is so designated mutually by the Parties shall be the “Addition Date”; (b) as of the Addition Date, such additional Target shall automatically be deemed to be a Collaboration Target under this Agreement with no further action by the Parties; (c) as of the Addition Date, if the added Collaboration Target was a Reserved Target, such added Collaboration Target shall no longer be a Reserved Target under this Agreement; (d) Company shall promptly prepare a Research Plan or Research Outline for the added Collaboration Target meeting the criteria set forth in Section 2.2.1 and provide the Research Plan or Research Outline to the JAC for review and discussion; and (e) if the added Collaboration Target was not a Reserved Target, the Parties will discuss and mutually agree upon the Exclusive Area for such Collaboration Target, which Exclusive Area shall be recorded in a written acknowledgement duly executed by both Parties.

2.4 Research Term.

2.4.1 On a Collaboration Program-by-Collaboration Program basis, the period beginning on the Effective Date and ending on the earliest to occur of (a) the fourth anniversary of the Effective Date, (b) Vertex’s Option Exercise with respect to the applicable Collaboration Target or (c) the effective date of termination of this Agreement (with respect to such Collaboration Program or in its entirety) shall be the “Initial Research Term” for such Collaboration Program; provided that solely if the earliest to occur is the fourth anniversary of the Effective Date, such period may be extended by Vertex, in its sole discretion, for an additional one-year period on a Collaboration Program-by-Collaboration Program basis for a maximum of [***] Collaboration Programs for which Candidate Drug designation has not yet occurred as of the fourth anniversary of the Effective Date, upon written notice by Vertex to Company (“Research Term Extension Notice”) and payment by Vertex to Company of a non-refundable, non- creditable extension fee of [***] per Collaboration Program (the “Research Term Extension Fee”). Vertex may deliver the Research Term Extension Notice at any time prior to the fourth anniversary of the Effective Date, but no later than [***] prior to the end of the Initial Research Term.

2.4.2 In addition, in the event that Vertex desires to extend the Initial Research Term for more than [***] Collaboration Programs as permitted by Section 2.4.1, Vertex may request an extension of the Initial Research Term for other Collaboration Programs for an additional one-year period and payment by Vertex to Company of a Research Term Extension Fee per Collaboration Program; provided, that, any extension of additional Collaboration Programs shall be subject to Company’s consent, such consent to be provided in its sole discretion.

2.4.3 Following the end of the Research Term for a Collaboration Program, neither Party will have any obligation to perform any additional activities under the Research Plan for such Collaboration Program. For clarity, the expiration or termination of the Research Term for a given Collaboration Program will not affect either Party’s rights or obligations with respect to any other Collaboration Program for which the Option Deadline has not yet occurred or for which the Research Term has not yet expired or terminated.

2.5 Research Activities. Company, directly or through its Affiliates or Subcontractors, will use Commercially Reasonable Efforts to perform the Research Activities in accordance with the applicable Research Plan for such Collaboration Program, in a professional and timely manner and in accordance with all Applicable Laws. The Parties acknowledge that Company may, consistent with Commercially Reasonable Efforts, [***], but in any event Company, directly or through its Affiliates or Subcontractors, will commence at least: [***] subject to Vertex’s timely proposal to Company of Vertex Components for use in such Collaboration Programs. [***]. Vertex, directly or through its Affiliates or Subcontractors, will use Commercially Reasonable Efforts to perform the Vertex Activities in accordance with the applicable Research Plan for such Collaboration Program, in a professional and timely manner and in accordance with all Applicable Laws.

2.6 Option Exercise Data Package. Within [***] after a Candidate Drug has been identified by Company with respect to a Collaboration Program, Company will provide Vertex with an OEDP for the relevant Collaboration Target, which OEDP, prior to the License Effective Date, shall be used by Vertex solely to determine whether to exercise its Option with respect to such Collaboration Target. If such OEDP is incomplete, Vertex may notify Company of the incomplete status of such OEDP in writing including any items that, in Vertex’s reasonable determination made in good faith, should have been included in the OEDP but were not included therein within [***] after receipt thereof. Following receipt of such notice, Company will promptly deliver to Vertex the additional information requested by Vertex to complete such OEDP. For clarity, delivery of such incomplete OEDP shall not trigger the [***] after which the Option Deadline would occur pursuant to Section 4.1.1, but such [***] after which the Option Deadline would occur pursuant to Section 4.1.1 shall thereafter be triggered on the date of Vertex’s receipt of the additional information requested by Vertex to complete such OEDP. In addition, Vertex shall have the right to reasonably request additional information relating to the applicable Collaboration Target within [***] after delivery of the OEDP, and Company will respond to such requests promptly with any such additional information that is in its possession or control, which information, prior to the License Effective Date, will be used by Vertex solely to determine whether to exercise its Option with respect to such Collaboration Target; provided that Company shall in no event be required to conduct any new or additional Research or other activities to generate any such additional information or records. In addition, upon Vertex’s request at any time prior to identification of a Candidate Drug for a Collaboration Target, but no more than [***], Company will provide Vertex with an interim data package containing the information that would be required to be included in an OEDP for such Collaboration Target in the form and to the extent that any such information is then available for any Collaboration Compounds directed against such Collaboration Target (an “Early OEDP”), which Early OEDP, prior to the License Effective Date, shall be used by Vertex solely to determine whether to exercise its Option with respect to such Collaboration Target. For clarity, any such delivery of an Early OEDP under this Section 2.6 shall not constitute delivery of a complete OEDP and shall not trigger the [***] after which the Option Deadline would occur pursuant to Section 4.1.1.

2.7 Follow-On Research. On a Vertex Target-by-Vertex Target basis, following the License Effective Date with respect to such Vertex Target, Vertex may request for Company to conduct additional research activities with respect to Degraders directed against such Vertex Target and Company may agree, in its sole discretion, to conduct such additional research activities. On a Vertex Target-by-Vertex Target basis, any such additional research activities that are mutually agreed by the Parties with respect to such Vertex Target in accordance with this Section 2.7 will be “Follow-On Research” for such Vertex Target. Prior to Company commencing any Follow-On Research with respect to a Vertex Target, the Parties shall mutually agree upon (a) a plan for such Follow-On Research, which plan shall specify the duration of such Follow-On Research (the “Follow-On Research Plan”), (b) a corresponding budget for such Follow-On Research (the “Follow-On Research Budget”) and (c) an update to the criteria on Schedule 1.164 and Schedule 1.205, which updated criteria would apply to Collaboration Compounds arising out of such Follow-On Research for the purpose of determining whether the [***] have been achieved by such Collaboration Compounds. Following the Parties’ agreement on a Follow-On Research Plan with respect to a Vertex Target, Company, directly or through its Affiliates or Subcontractors, will use Commercially Reasonable Efforts to perform the Follow-On Research for such Vertex Target in accordance with such Follow-On Research Plan, in a professional and timely manner and in accordance with all Applicable Laws. Either Party may, at any time, propose updates or amendments to any Follow-On Research Plan, which updates or amendments shall only become effective by mutual agreement of the Parties; provided that, if the Parties mutually agree to any such update or amendment, such update or amendment shall not take effect unless and until the Parties agree upon an update to the Follow-On Research Budget (or agree that no such update is necessary) to reflect such update or amendment to the Follow-On Research Plan. In addition, Company may propose updates to any Follow-On Research Budget that, in Company’s good faith judgment, are necessary to complete the activities set forth in the Follow-On Research Plan, and any such request shall be subject to Vertex’s approval, which approval, solely in the case that such update is necessitated by circumstances outside of Company’s reasonable control, shall not be unreasonably withheld, conditioned or delayed. For clarity, if Vertex does not approve such Company proposal, such Follow-On Research Budget shall remain in effect without such update. Vertex shall reimburse Company in accordance with Section 7.9 for Company’s FTE Costs and Out-of-Pocket Costs incurred in conducting such Follow-On Research in accordance with the Follow-On Research Plan and Follow-On Research Budget.

2.8 Transfer of Materials. To facilitate the conduct of activities under each Research Plan: (a) Vertex may, at its election, provide Materials specified by the Research Plan to be transferred by Vertex to Company or otherwise reasonably requested by Company, provided that, with respect to any such request for Vertex Components, Vertex shall provide such reasonable amount of such Vertex Components, as determined by Vertex, as are in Vertex’s possession or control; and (b) Company will provide any Materials required by the Research Plan to be transferred by Company to Vertex or otherwise reasonably requested by Vertex. All Materials (i) will remain the sole property of the supplying Party, (ii) will be used only in the fulfillment of the receiving Party’s obligations or exercise of rights under this Agreement, (iii) will remain solely under the control of the receiving Party, (iv) will not be used or delivered by the receiving Party to or for the benefit of any Third Party (other than a permitted Subcontractor or Sublicensee) without the prior written consent of the supplying Party, and (v) will not be used in research or testing involving human subjects, unless expressly agreed. Subject to Section 9.2, all Materials supplied under this Section 2.8 are supplied “as is”, with no warranties of fitness for a particular purpose and must be used with prudence and appropriate caution in any experimental work, as not all of their characteristics may be known.

2.9 Subcontracting. Each Party may engage Subcontractors to perform Research Activities, Vertex Activities or Follow-On Research (as applicable); provided that each contract between a Party and a Subcontractor shall be consistent with the provisions of this Agreement, including Section 8.1, and shall include confidentiality provisions that are at least as restrictive as those described in ARTICLE 12; and provided, further, that Company uses Commercially Reasonable Efforts to include in each such contract an assignment provision that permits Company to assign such contract to Vertex after the applicable License Effective Date, to the extent such contract (i) solely relates to the Collaboration Compounds (and no other products or programs) and (ii) either (x) relates to the Manufacture of Collaboration Compounds or (y) relates to any activity with respect to any Collaboration Compound that is expected to continue after the applicable License Effective Date. Each Party shall be responsible for the effective and timely management of and payment of its Subcontractors. The engagement of any Subcontractor in compliance with this Section 2.9 shall not relieve a Party of its obligations under this Agreement. For the avoidance of doubt, the Existing Third Party Agreement is not and will not be classified as a subcontract hereunder.

2.10 Records; Reporting.

2.10.1 Records. Each Party shall maintain, and cause its Affiliates and Subcontractors to maintain, records of the Research Activities, Vertex Activities and Follow-On Research (as applicable) in sufficient detail and in good scientific manner appropriate for scientific, patent and regulatory purposes, which shall be complete and accurate in all material respects and shall fully and properly reflect all work done, data and developments made, and results achieved.

2.10.2 Progress Reports. During the Research Term with respect to a Collaboration Program, and during any period that Company is conducting Follow-On Research with respect to a Vertex Target, each Party shall furnish to the JAC, within [***] after the end of each Calendar Quarter, an update on such Party’s progress under the Research Plan for the applicable Collaboration Program or Follow-On Research Plan for the applicable Vertex Target, as the case may be, with respect to the performance of the Research Activities, Vertex Activities or Follow-On Research (as applicable) during the relevant Calendar Quarter, including a summary of any results and data generated by such Party under such Research Plan or Follow-On Research Plan and an overview of the resources, including an overview of FTEs, allocated to activities under such Research Plan or Follow-On Research Plan during the relevant Calendar Quarter. Each Party shall provide the JAC with such other information with respect to the Collaboration Programs or Follow-On Research as any member of the JAC may reasonably request that are in such Party’s possession or control.

ARTICLE 3

GOVERNANCE

3.1 Joint Advisory Committee.

3.1.1 Formation. Within [***] after the Effective Date, the Parties will establish a joint advisory committee (the “JAC”) to act as a forum to review, discuss and oversee activities under this Agreement. The JAC will be comprised of [***] from each Party. Each Party’s representatives on the JAC shall be of the seniority and experience appropriate in light of the functions and responsibilities of the JAC. In addition, each Party may invite a reasonable number of additional subject matter experts or relevant personnel of such Party to participate in discussions and meetings of the JAC. Each Party’s representatives on the JAC and all other individuals attending or participating in discussions and meetings of the JAC on behalf of a Party will be bound under written confidentiality and non-use obligations with respect to information disclosed at such meeting that are no less restrictive than the provisions of ARTICLE 12. Each Party may replace its representatives on the JAC at any time by providing notice in writing to the other Party. Company will designate the chairperson of the JAC. The chairperson of the JAC will be responsible for setting the agenda for meetings of the JAC with input from the other members, and for conducting the meetings of the JAC. The JAC will conduct its responsibilities hereunder in good faith and with reasonable care and diligence.

3.1.2 Responsibilities. The JAC will be responsible for reviewing, discussing and overseeing the Research Activities and the Follow-On Research under this Agreement, but will have no decision-making authority. The JAC will operate as a discussion forum between the Parties. Without limiting the foregoing, the JAC will:

(a) review and discuss the initial Research Plan or Research Outline for each Collaboration Target;

(b) review and discuss any amended Research Plan;

(c) review and discuss all material Research Activities undertaken by or on behalf of Company under a Research Plan, including the exchange and review of data and information generated pursuant to a Research Plan;

(d) encourage and facilitate cooperation and communication between the Parties with respect to the initiation of Follow-On Research and the conduct of the Research Activities;

(e) review and discuss activities conducted by or on behalf of Vertex pursuant to Section 2.2.4 or as otherwise agreed to by the Parties;

(f) discuss the possible substitution of Reserved Targets or other Targets for Collaboration Targets hereunder;

(g) oversee the transfer of Licensed Technology to Vertex;

(h) discuss any Follow-On Research proposed by Vertex with respect to a Vertex Target;

(i) discuss the progress toward preparation of each OEDP; and

(j) perform such other duties as are specifically assigned to the JAC under this Agreement or as may be otherwise mutually agreed by the Parties from time to time.

3.1.3 Meetings; Minutes.

(a) The JAC will meet in person or by teleconference at least [***] each Calendar Quarter on such dates and at such times and places as agreed to by the members of the JAC; provided that [***] such meeting per Calendar Year shall be in person unless the Parties agree otherwise. Each Party will be responsible for its own expenses relating to attendance at, or participation in, JAC meetings.

(b) The responsibility for preparing the minutes will alternate between the Alliance Managers on a meeting-by-meeting basis. The Alliance Manager responsible for the minutes will provide the other Alliance Manager and the members of the JAC with draft written minutes for the JAC’s approval from each meeting within [***] after each such meeting setting forth, among other things, a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions, or determinations approved by the JAC. Such minutes will be effective only after being approved by both Parties. If the minutes of any meeting of the JAC are not approved by the JAC (with each Party’s representatives on the JAC collectively having one vote) within [***] after the meeting, the objecting Party will append a notice of objection with the specific details of the objection to the proposed minutes.

3.1.4 Discontinuation of the JAC. The JAC’s review and discussion responsibilities with respect to a Collaboration Program will continue to exist until the first to occur of (a) the Parties mutually agreeing to terminate such responsibilities with respect to such Collaboration Program and (b) Vertex’s election to terminate such responsibilities with respect to such Collaboration Program following completion of the transfer of the Licensed Technology to Vertex for such Collaboration Program; provided, that, the JAC’s review and discussion responsibilities will be reinstated with respect to any Follow-On Research for any Vertex Target.

3.2 IP Committee. Within [***] after the Effective Date, the Parties will form a committee (the “IP Committee”), composed of [***]. The IP Committee will meet in person or by means of telephone or video conference at least [***] each Calendar Quarter during the Term. Each Party may replace its representatives on the IP Committee at any time by providing notice in writing to the other Party. The IP Committee will have no decision-making authority, but will act as a discussion forum between the Parties. In addition, each Party may invite a reasonable number of additional subject matter experts or relevant personnel of such Party to participate in discussions and meetings of the IP Committee. Each Party’s representatives on the IP Committee and all other individuals attending or participating in discussions and meetings of the IP Committee on behalf of a Party will be bound under written confidentiality and non-use obligations with respect to information disclosed at such meeting that are no less restrictive than the provision of ARTICLE 12.

3.3 Other Committees. The Parties may, by mutual agreement, form such other committees or working groups as may be necessary or desirable to facilitate activities under this Agreement, provided that such committees shall have no decision-making authority.

3.4 Alliance Managers.

3.4.1 Appointment. Each Party will appoint a representative of such Party to act as its alliance manager under this Agreement (each, an “Alliance Manager”). Each Party may replace its Alliance Manager at any time upon notice to the other Party. The initial Alliance Managers will be:

For Vertex: [***]

For Company: [***]

3.4.2 Specific Responsibilities. The Alliance Managers shall attend all meetings of the JAC but may not be members of the JAC. The Alliance Managers will serve as the primary contact point between the Parties for the purpose of providing each Party with information regarding the other Party’s activities pursuant to this Agreement and will have the following responsibilities:

(a) schedule meetings of the JAC and circulate draft written minutes as provided in Section 3.1.3(b);

(b) oversee and facilitate the flow of information and otherwise promote communication, coordination and collaboration between the Parties;

(c) provide a single point of communication for seeking consensus both internally within the respective Party’s organization and between the Parties regarding key strategy and planning issues; and

(d) perform such other functions as requested by the JAC.

ARTICLE 4

EXCLUSIVE OPTION

4.1 Option.

4.1.1 Option and Option Deadline. On a Collaboration Target-by-Collaboration Target basis, Company hereby grants to Vertex an exclusive option to obtain the Exclusive License for the corresponding Collaboration Compounds and Licensed Products directed against such Collaboration Target (each an “Option”). The Option may be exercised by Vertex on a Collaboration Target-by-Collaboration Target basis by written notice to Company (the “Option Exercise Notice”) at any time between the initiation of activities under a Research Plan with respect to such Collaboration Target until the earliest of [***] (such deadline, the “Option Deadline” and upon delivery of the Option Exercise Notice, an “Option Exercise”). If Vertex delivers an Option Exercise Notice to Company with respect to a Collaboration Target, Vertex will pay Company the Option Exercise Fee in accordance with Section 7.4 with respect to such Collaboration Target. On the License Effective Date for the applicable Collaboration Target, (i) such Collaboration Target shall automatically become a “Vertex Target” and (ii) Company will automatically grant to Vertex the Exclusive License for Collaboration Compounds and Licensed Products directed against such Collaboration Target; provided that, if Vertex determines that an HSR Filing is required to be made under the HSR Act as a result of Vertex’s exercise of an Option with respect to a Collaboration Target and notifies Company of such determination within [***] after Vertex’s receipt of the complete OEDP (or otherwise following Vertex’s notification to Company of Vertex’s intent to exercise an Option), the Parties will promptly file an HSR Filing in accordance with Section 4.1.2(a); and Vertex’s election to exercise the applicable Option will not be effective (and Vertex will not be obligated to make any payment under Section 7.4) until the HSR Clearance Date. On a Collaboration Target-by-Collaboration Target basis, if Vertex fails to provide an Option Exercise Notice in accordance with this Section 4.1.1 with respect to a Collaboration Target prior to the Option Deadline for such Option, the Option shall expire and be of no further force or effect, such Collaboration Target shall no longer be a Collaboration Target and this Agreement shall automatically terminate with respect to such Collaboration Target in accordance with Section 11.2.1 with such Collaboration Target becoming a Terminated Target.

4.1.2 HSR Compliance.

(a) HSR Filing. If Vertex notifies Company pursuant to Section 4.1.1 that an HSR Filing is required for Vertex to exercise the Option with respect to a Collaboration Target, each of Vertex and Company will, within [***] after such notice from Vertex (or such later time as may be agreed to in writing by the Parties), file with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”), any HSR Filing required with respect to the transactions contemplated hereby. The Parties will cooperate with one another to the extent necessary in the preparation of any such HSR Filing. Each Party will be responsible for its own costs and expenses (other than filing fees, which Vertex will pay) associated with any HSR Filing.

(b) HSR Clearance. In furtherance of obtaining clearance for an HSR Filing filed pursuant to this Section 4.1.2, Company and Vertex will use their respective Commercially Reasonable Efforts to resolve as promptly as practicable any objections that may be asserted with respect to this Agreement or the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory law. In connection with such HSR clearance from the FTC, the DOJ or any other governmental authority, neither Party, nor its Affiliates will be required to (i) sell, divest (including through license or a reversion of licensed or assigned rights), hold separate, transfer or dispose of any assets, operations, rights, product lines, businesses or interest therein of such Party or any of its Affiliates (or consent to any of the foregoing actions); or (ii) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a governmental authority seeking to impose any of the restrictions referenced in clause (i) above.

ARTICLE 5

LICENSE GRANTS; EXCLUSIVITY

5.1 License Grants to Vertex.

5.1.1 Exclusive License. Subject to the terms of this Agreement, on a Vertex Target-by-Vertex Target basis, effective upon the License Effective Date for the applicable Vertex Target, Company hereby grants to Vertex and its Affiliates an exclusive, non-transferable (except as provided in Section 13.1) royalty-bearing license, including the right to grant and authorize Sublicenses in accordance with Section 5.1.3, under Company’s and its Affiliates’ interests in the Licensed Technology, to Research, Develop, Manufacture, have Manufactured, Commercialize, use and otherwise exploit Collaboration Compounds and Licensed Products directed against the applicable Vertex Target in the Field in the Territory (each, an “Exclusive License”).

5.1.2 Research License. Subject to the terms and conditions of this Agreement, on a Collaboration Target-by-Collaboration Target basis during the Research Term for a Collaboration Target, Company hereby grants to Vertex and its Affiliates a non-exclusive, fully paid-up, non-transferable (except as provided in Section 13.1), royalty-free license in the Territory, with no right to grant sublicenses except to Subcontractors, under the Licensed Technology, solely to perform (a) any Vertex Activities for each Collaboration Program and (b) any other obligations of Vertex expressly set forth in this Agreement or mutually agreed in writing by the Parties.

5.1.3 Sublicensing. Vertex and its Affiliates may grant Sublicenses of any Exclusive License through multiple tiers of Sublicenses to one or more Sublicensees. Each such Sublicense will be consistent with, the terms of this Agreement and will require such Sublicensee to comply with all applicable terms of this Agreement. Vertex will, as soon as reasonably practicable thereafter (and in any event within [***]), provide Company with a copy of an executed Sublicense with a Third Party Sublicensee (which copy may be redacted to remove provisions which are not necessary to monitor compliance with this Section 5.1.3), provided that Vertex shall have no obligation to provide Company with any copy of any Subcontractor agreement. Each Sublicense will contain the following provisions: [***]. Notwithstanding any Sublicense, Vertex will remain primarily liable to Company for the performance of all of Vertex’s obligations under, and responsible for each Sublicensee’s compliance with the applicable terms of, this Agreement.

5.1.4 Limitation. Notwithstanding any Exclusive License granted to Vertex pursuant to Section 5.1.1, subject to the terms of this Agreement, on a Vertex Target-by-Vertex Target basis, Company will retain non-exclusive rights under the Licensed Technology, solely (a) to perform (i) any Research Activities for each Collaboration Program, (ii) any Follow-On Research and (iii) any other obligations of Company expressly set forth in this Agreement or mutually agreed in writing by the Parties [***].

5.2 License Grant to Company. Subject to the terms and conditions of this Agreement, on a Collaboration Target-by-Collaboration Target or Vertex Target-by-Vertex Target basis, Vertex hereby grants to Company and its Affiliates a non-exclusive, fully paid-up, non- transferable (except as provided in Section 13.1), royalty-free license in the Territory, with no right to grant sublicenses except to Subcontractors engaged in accordance with Section 2.9, under the Vertex Technology, solely to perform: (a) any Research Activities for each Collaboration Program, (b) any Follow-On Research and (c) any other obligations of Company expressly set forth in this Agreement or mutually agreed in writing by the Parties.

5.3 Technology Transfer after Option Exercise.

5.3.1 Initial Transfer. On a Vertex Target-by-Vertex Target basis, Company will promptly (but no later than [***]) following the License Effective Date with respect to a Vertex Target, transfer to Vertex or its designated Affiliate a copy of all Licensed Know-How related to Collaboration Compounds directed against such Vertex Target in its possession or control as of such License Effective Date, including any documentation (whether held in paper or electronic format) or similar removable media (including e-mails, documents, spreadsheets, copies of standard operating procedures or technical specifications). In addition, on a Vertex Target-by-Vertex Target basis, to the extent Company has performed Follow-On Research with respect to such Vertex Target, Company will promptly (but no later than [***]) following completion of such

Follow-On Research, transfer to Vertex or its designated Affiliate a copy of all Licensed Know-How related to Collaboration Compounds directed against such Vertex Target generated under the Follow-On Research in its possession or control as of such date, including any documentation (whether held in paper or electronic format) or similar removable media (including e-mails, documents, spreadsheets, copies of standard operating procedures or technical specifications).

5.3.2 Additional Transfers. During the Term, on a Vertex Target-by-Vertex Target basis, in the event that Vertex reasonably believes additional Licensed Know-How is necessary for the continued Research, Development or Commercialization of the Collaboration Compounds directed against such Vertex Target, including Collaboration Compounds generated during any Follow-On Research for such Vertex Target, Vertex may reasonably request a copy of such additional Licensed Know-How from Company. Vertex and Company will discuss in good faith and Company will transfer to Vertex a copy of such additional Licensed Know-How in Company’s possession or control, including any documentation (whether held in paper or electronic format) or similar removable media (including e-mails, documents, spreadsheets, copies of standard operating procedures or technical specifications), following mutual agreement by the Parties.

5.3.3 Transfer of Manufacturing Know-How, Materials and Inventory.

(a) Without limiting Company’s other obligations under Section 5.3, on a Vertex Target-by-Vertex Target basis, within [***] following the License Effective Date with respect to a Vertex Target, Company will, and will cause its Affiliates and relevant Third Parties (including any contract manufacturing organization engaged by Company to Manufacture any Collaboration Compound) to, transfer to Vertex (i) all Licensed Know-How that is necessary or useful to enable the Manufacture of each Collaboration Compound directed against such Vertex Target, by providing copies or samples of relevant documentation, materials and other embodiments of such Licensed Know-How, provided that, with respect to any such Licensed Know-How in the possession or control of any such Third Party that is proprietary to such Third Party, Company shall use Commercially Reasonable Efforts to cause such Third Party to conduct such transfer, (ii) at Vertex’s reasonable request, any Materials used by Company or its Affiliates or Subcontractors in the Manufacture of such Collaboration Compound and (iii) all existing inventory of such Collaboration Compound (including work in process) in the possession or control of Company, its Affiliates or such Third Parties, together with raw materials used to Manufacture such Collaboration Compound in the possession or control of Company, its Affiliates or such Third Parties as set forth in this Section 5.3.3(a). All existing inventory (including work in process) of such Collaboration Compound in the possession or control of Company, its Affiliates or such Third Parties shall be provided to Vertex free of charge; provided that, with respect to such inventory in the possession or control of any such Third Party, Company shall use Commercially Reasonable Efforts to cause such Third Party to conduct such transfer. Raw materials used to Manufacture such Collaboration Compound in the possession or control of Company, its Affiliates or such Third Parties shall be provided to Vertex: (x) in their entirety and free of charge if such raw materials are solely related to such Collaboration Compound or other Collaboration Compounds directed to the applicable Vertex Target, or (y) in amounts to be mutually agreed by the Parties, at the actual price paid by Company for such supply, if such raw materials are related to other Collaboration Programs or other programs of Company.

(b) Thereafter, during the Term, upon Vertex’s reasonable request, Company will, and will cause its Affiliates and will use Commercially Reasonable Efforts to cause relevant Third Parties (including any contract manufacturing organization engaged by Company to Manufacture any Collaboration Compound) to, transfer to Vertex all Licensed Know-How that is necessary or useful to enable the Manufacture of each Collaboration Compound directed against such Vertex Target, and not previously transferred to Vertex under this Agreement, by providing copies or samples of relevant documentation, materials and other embodiments of such Licensed Know-How.

5.3.4 Assistance by Company Personnel. To assist with the transfer of Licensed Know-How under this Section 5.3 and Vertex’s exploitation thereof in accordance with the terms of this Agreement, for [***] after the Option Exercise with respect to each Vertex Target, Company will make its personnel reasonably available to Vertex during normal business hours to transfer such Licensed Know-How to Vertex and respond to Vertex’s reasonable inquiries with respect thereto. Following such [***] period with respect to each Vertex Target, upon Vertex’s request, Company will make up to [***] that worked on the applicable Collaboration Program reasonably available to Vertex during normal business hours at a mutually agreeable date and time to transfer such Licensed Know-How to Vertex and respond to Vertex’s reasonable inquiries with respect thereto, provided that, following such [***]. All assistance provided pursuant to this Section 5.3.4 shall be at Company’s sole cost and expense; provided that, with respect to each Vertex Target, to the extent any assistance is provided by Company either [***].

5.3.5 Third Party Vendors or Contractors. On a Vertex Target-by-Vertex Target basis, at Vertex’s reasonable request following the License Effective Date with respect to a given Vertex Target, Company will use Commercially Reasonable Efforts to facilitate the establishment of a business relationship between Vertex and any Third Party Subcontractor that Company has engaged in the Research Activities or in the Manufacture of Collaboration Compounds for the applicable Vertex Target, including by facilitating introductions with such Subcontractors, and use Commercially Reasonable Efforts to assign to Vertex any agreements with any such Third Party Subcontractor that are exclusively related to such Vertex Target.

5.3.6 Costs of Transfer. Each Party will bear its own costs and expenses in conducting and receiving the technology transfer under this Section 5.3, other than as set forth in clause (y) of Section 5.3.3(a) or in the proviso at the end of Section 5.3.4.

5.4 No Implied Licenses. Except as expressly provided in this Agreement, no Party will be deemed by estoppel, implication or otherwise to have granted the other Party any licenses or other right with respect to any intellectual property.

5.5 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by a Party to the other are and will otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties agree that the Parties will retain and may fully exercise all of their rights and elections under the Bankruptcy Code and any foreign equivalent thereto. The Parties further agree that if (x) a bankruptcy proceeding by or against a Party (the “Bankrupt Party”) is commenced under the Bankruptcy Code, (y) this Agreement is rejected as provided in the Bankruptcy Code, and (z) the other Party (the “Non-Bankrupt Party”) elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code, the Non-Bankrupt Party will be entitled to a complete duplicate of, and complete access to (as the Non-Bankrupt Party deems appropriate), all such intellectual property and all embodiments of such intellectual property. Upon such occurrence, such intellectual property and all embodiments of such intellectual property will be promptly delivered to the Non-Bankrupt Party. The Bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) agrees not to interfere with the exercise by the Non-Bankrupt Party of its rights and licenses to such intellectual property and such embodiments of intellectual property in accordance with this Agreement, and agrees to assist the Non-Bankrupt Party and its Affiliates in obtaining such intellectual property and such embodiments of intellectual property in the possession or control of Third Parties. The foregoing provisions are without prejudice to any rights the Non-Bankrupt Party may have arising under the Bankruptcy Code or other Applicable Law. As used herein, “Bankruptcy Code” means Title 11, United States Code, as from time to time in effect.

5.6 Exclusivity Covenants.

5.6.1 [***].

(a) Subject to Section 5.6.3, Section 5.7, Section 5.8 and Section 5.9, until the [***]of the Effective Date (or, with respect to any Collaboration Target for which Vertex has extended the applicable Research Term for its Collaboration Program pursuant to Section 2.4, until the [***] of the Effective Date), except in the performance of its obligations or exercise of its rights under this Agreement, neither Party nor any of its Affiliates will [***] with respect to the research, development, manufacture or commercialization of [***].

(b) Subject to Section 5.6.3, Section 5.7, Section 5.8 and Section 5.9, [***], following the License Effective Date [***] until [***], except in the performance of its obligations or exercise of its rights under this Agreement, neither Party nor any of its Affiliates will [***] with respect to the research, development, manufacture or commercialization of [***].

5.6.2 Exclusivity [***].

(a) Subject to Section 5.6.2(c), Section 5.7, Section 5.8 and Section 5.9, until the [***]of the Effective Date (or, with respect to [***], until the [***] of the Effective Date), except in the performance of its obligations or exercise of its rights under this Agreement, neither Company nor any of its Affiliates will [***] to research, develop, manufacture or commercialize any [***].

(b) Subject to Section 5.6.2(c), Section 5.7, Section 5.8 and Section 5.9, [***], following the License Effective Date [***] until [***], except in the performance of its obligations or exercise of its rights under this Agreement, neither Company nor any of its Affiliates will [***] to research, develop, manufacture or commercialize any [***].

(c) Notwithstanding anything to the contrary in this Section 5.6.2, Company and its Affiliates independently or for or with any Third Party shall be permitted to conduct research with respect to any Degrader if such research is conducted by Company or its Affiliates or Third Parties in an Exclusive Area (i) as a result of a lack of understanding that a Target that is not a Vertex Target is implicated in such Exclusive Area and (ii) in the course of research intended to use such Degrader for another Indication that is not in such Exclusive Area, provided that, following any research that provides information that such Target is implicated in an Exclusive Area, (A) Company and its Affiliates and Third Parties shall be permitted to reperform such research activities or perform additional research activities, in each case, as reasonably necessary to confirm or disprove that such Target is implicated in an Exclusive Area, (B) except as set forth in the foregoing clause (A), in no event will Company perform any other research, development, manufacture or commercialization (including the grant of any license to any Third Party) with respect to the use of such Degrader in such Exclusive Area and (C) in no event will Company publish, or allow to be published, any information or data regarding the implication of such Target or the use of such Degrader in an Exclusive Area.

(d) For clarity, the use of assays or biomarkers with respect to an Exclusive Area shall not constitute the research or development of a Degrader as a diagnostic in such Exclusive Area.

5.6.3 Exclusivity for [***]. Subject to Section 5.7, Section 5.8 and Section 5.9, [***] until [***], neither Company nor any of its Affiliates will [***] with respect to the research, development, manufacture or commercialization of [***].

5.7 Exceptions. The Parties hereby acknowledge and agree that (a) neither Party’s obligations under Section 5.6 shall apply to any activities intended by such Party or any of its Affiliates to ensure its compliance with Section 5.6 (e.g., counter-screening) and (b) Company’s obligations under [***].

5.8 Acquisition of Distracting Product. Notwithstanding the provisions of Section 5.6, if a Party or any of its Affiliates (such Party, the “Distracted Party”) acquires rights to research, develop, manufacture, or commercialize a product in the Field as the result of a merger, acquisition or combination with or of a Third Party other than a Change of Control of such Party (each, an “Acquisition Transaction”) and, on the date of the closing of such Acquisition Transaction, such product is being researched, developed, manufactured or commercialized and such activities would, but for the provisions of this Section 5.8, constitute a breach of Section 5.6 (such product, a “Distracting Product”), the Distracted Party or such Affiliate will, within [***] notify the other Party in writing of such acquisition and either:

(a) request that such Distracting Product be included in this Agreement on terms to be negotiated, in which case, the Parties will discuss the matter in good faith for a period of no less than [***] (or such longer period as may be agreed by the Parties) and, if unable to reach agreement on the terms on which such Distracting Product would be included hereunder within such period, the Distracted Party will elect to take the action specified in either clause (b) or (c) below; provided that the time periods specified in such clauses will be tolled for so long as the Parties are engaged in discussion under this clause (a);

(b) notify the other Party in writing that the Distracted Party or its Affiliate will Divest its rights to such Distracting Product, in which case, within [***], the Distracted Party or its Affiliate will Divest such Distracting Product, giving due consideration to ethical concerns and requirements under Applicable Law; or

(c) notify the other Party in writing that it is ceasing all such research, development and commercialization activities with respect to the Distracting Product, in which case, within [***] (or such longer period as may be agreed by the Parties) after the other Party’s receipt of such notice, the Distracted Party and its Affiliates will cease all such activities, giving due consideration to ethical concerns and requirements under Applicable Law.

During the discussion period under clause (a), prior to the time of divestiture pursuant to clause (b) or prior to the termination of activities pursuant to clause (c), as applicable, the Distracted Party and its Affiliates will segregate all research, development or commercialization activities relating to the Distracting Product from Research, Development and Commercialization with respect to Collaboration Compounds or Licensed Products under this Agreement, including Commercially Reasonable Efforts to ensure that (i) no personnel involved in performing research, development or commercialization activities with respect to such Distracting Product have access to non-public plans or information relating to the Research, Development or Commercialization of Collaboration Compounds or Licensed Products under this Agreement (except that management personnel may review and evaluate plans and information regarding the Research, Development and Commercialization of Licensed Products under this Agreement in connection with portfolio decision-making) and (ii) no personnel involved in performing Development or Commercialization activities with respect to Collaboration Compounds or Licensed Products under this Agreement have access to non-public plans or information relating to the development or commercialization of such Distracting Product (except that management personnel may review and evaluate plans and information regarding the development and commercialization of such Distracting Product in connection with portfolio decision-making).

5.9 Change of Control. If there is a Change of Control involving a Party (the “Acquired Party” ), the obligations of Section 5.6 will not apply to any program of the relevant acquirer or its Affiliates (other than the Acquired Party and its Preexisting Affiliates); provided that (a) the Acquired Party and its Preexisting Affiliates, on the one hand, and the acquirer and its Affiliates (other than the Acquired Party and its Preexisting Affiliates), on the other hand, establish and enforce internal processes, policies, procedures and systems to segregate information relating to any such program from any Confidential Information related to the applicable Collaboration Compounds and Licensed Products under this Agreement, (b) the acquirer and its Affiliates (other than the Acquired Party and its Preexisting Affiliates) do not use, directly or indirectly, any Patents, Know-How or Confidential Information of the Acquired Party (including any Patents, Know-How or Confidential Information licensed or acquired from the other Party under this Agreement) in such program, and (c) no personnel who were employees or consultants of the Acquired Party or its Preexisting Affiliates at any time prior to or after the Change of Control will conduct any activities under such program.

5.10 Terminated Targets. Following the expiration of the applicable time period in [***], subject to Section 5.6.2, Section 5.11 and Section 11.4.2, Company will have the right to (i) alone or for or with any Third Party, perform activities with respect to the research, development, manufacture or commercialization of any Degrader directed against any Terminated Target, (ii) grant a license, sublicense, option or other rights to any Third Party to conduct any of the activities in the foregoing clause (i) or (iii) transfer, assign, convey or otherwise sell any Degrader directed against any Terminated Target or any rights in any such Degrader or grant an option to do any of the foregoing; provided that, in each case ((i)-(iii)), (x) Company may not use or disclose any

Confidential Information of Vertex in connection with any such activities and (y) solely in the case of a Terminated Vertex Target, any such Degraders do not contain or use any Vertex Component, except for any Vertex Component (A) that was publicly-known or available at the time of Vertex’s proposal of such Vertex Component to Company under this Agreement and (B) for which Vertex had not, prior to Vertex’s proposal of such Vertex Component to Company under this Agreement, conducted testing of such Vertex Component in a proprietary assay or had otherwise generated proprietary data with respect to such Vertex Component (but solely to the extent such testing or data generation was disclosed to Company at the time such Vertex Component was proposed pursuant to Section 2.2.1).

5.11 Right of First Negotiation for Terminated Targets.

5.11.1 Terminated Vertex Targets.

(a) Following the applicable exclusivity period under Section 5.6.3 with respect to a Terminated Vertex Target and for a period of [***] thereafter, if Company or its Affiliates researches or develops any Degrader directed against such Terminated Vertex Target and intends to divest rights to or grant a license with respect to such Degrader to a Third Party, prior to entering into negotiations with any Third Party regarding any such divestiture or license, Company shall provide written notice (the “Terminated Vertex Target Notice”) to Vertex of the general nature of the proposed transaction, which Terminated Vertex Target Notice shall include information similar in nature and scope, taking into account the applicable stage of research or development of such Degrader, to the information that would be required to be included in an OEDP for such Terminated Vertex Target in the form and to the extent that any such information is then available (and in Company’s or its Affiliate’s possession or control) for such Degrader (including the results of any clinical studies, if applicable), and Vertex shall have an exclusive right of first negotiation to acquire or obtain an exclusive license to such Degrader. Vertex shall have [***] (“Terminated Vertex Target Notice of Exercise”). If Vertex provides such a Terminated Vertex Target Notice of Exercise, the Parties will promptly commence exclusive good faith negotiations regarding the terms of an agreement providing for such acquisition or the grant of such exclusive license for a period of up to [***] unless extended by mutual agreement of the Parties, during which period Company shall not engage in any discussions or negotiations with or permit diligence access to any Third Party regarding the acquisition of license of such Degrader. In the event that the Parties fail to reach agreement within [***] (or any such longer period as the Parties may mutually agree) from the date of Vertex’s Terminated Vertex Target Notice of Exercise, Company may enter into an agreement with a Third Party with respect to the acquisition or license of such Degrader and Section 5.11.1 shall terminate with respect such Degrader, provided that (i) for a period of [***] after the end of such [***] period (or any such longer period as the Parties may mutually agree), Company may only enter into such agreement with such Third Party if the terms thereof are, in the aggregate, more favorable to Company than the most Company-favorable terms offered by Vertex and (ii) if, as of the date that is [***] after the end of such [***] period (or any such longer period as the Parties may mutually agree), Company has not entered into any such agreement with a Third Party, Company may not enter into any such agreement without first complying with this Section 5.11.1(a) with respect to the applicable Degrader (except to the extent negotiations between Company and a Third Party with respect to any such agreement are ongoing as of the end of such [***] or longer period, in which case Company may not enter into any such agreement without first complying with this Section 5.11.1(a) with respect to the applicable Degrader if such negotiations end without execution of any such agreement).

(b) If Vertex does not provide a Terminated Vertex Target Notice of Exercise within [***] following receipt of the Terminated Vertex Target Notice in accordance with Section 5.11.1(a) for a Degrader, then this Section 5.11.1 shall terminate with respect such Degrader and Company may negotiate and enter into with a Third Party with respect to the acquisition or license of such Degrader.

5.11.2 Terminated Other Targets.

(a) Following the Assessment Time with respect to a Terminated Other Target and for a period of [***] thereafter, Company or its Affiliates researches or develops any Program Degrader directed against such Terminated Other Target and intends to divest rights to or grant a license with respect to such Program Degrader to a Third Party, prior to entering into negotiations with any Third Party regarding any such divestiture or license, Company shall provide written notice (the “Terminated Other Target Notice”) to Vertex of the general nature of the proposed transaction, which Terminated Other Target Notice shall include information similar in nature and scope, taking into account the applicable stage of research or development of such Degrader, to the information that would be required to be included in an OEDP for such Terminated Other Target in the form and to the extent that any such information is then available (and in Company’s or its Affiliate’s possession or control) for such Degrader (including the results of any clinical studies, if applicable), and Vertex shall have an exclusive right of first negotiation to acquire or obtain an exclusive license to such Program Degrader. Vertex shall have [***] after receipt of any such Terminated Other Target Notice from Company to provide Company notice that it desires to exercise such exclusive right of first negotiation (“Terminated Other Target Notice of Exercise”). If Vertex provides such a Terminated Other Target Notice of Exercise, the Parties will promptly commence exclusive good faith negotiations regarding the terms of an agreement providing for such acquisition or the grant of such exclusive license for a period of up to [***] unless extended by mutual agreement of the Parties, during which period Company shall not engage in any discussions or negotiations with or permit diligence access to any Third Party regarding the acquisition of license of such Degrader. In the event that the Parties fail to reach agreement within [***] (or any such longer period as the Parties may mutually agree) from the date of Vertex’s Terminated Other Target Notice of Exercise, Company may enter into an agreement with a Third Party with respect to the acquisition or license of such Program Degrader and this Section 5.11.2 shall terminate with respect to such Program Degrader, provided that (i) for a period of [***] (or any such longer period as the Parties may mutually agree), Company may only enter into such agreement with such Third Party if the terms thereof are, in the aggregate, more favorable to Company than the most Company-favorable terms offered by Vertex and (ii) if, as of the date that is [***] (or any such longer period as the Parties may mutually agree), Company has not entered into any such agreement with a Third Party, Company may not enter into any such agreement without first complying with this Section 5.11.2(a) with respect to the applicable Degrader (except to the extent negotiations between Company and a Third Party with respect to any such agreement are ongoing as of the end of such [***], in which case Company may not enter into any such agreement without first complying with this Section 5.11.2(a) with respect to the applicable Degrader if such negotiations end without execution of any such agreement).

(b) If Vertex does not provide a Terminated Other Target Notice of Exercise within [***] following receipt of the Terminated Other Target Notice in accordance with Section 5.11.2(a) for a Degrader, then this Section 5.11.2 shall terminate with respect to such Degrader, and Company may negotiate and enter into with a Third Party with respect to the acquisition or license of such Degrader.

5.11.3 Other Terms.

(a) The rights granted to Vertex under this Section 5.11 shall terminate in their entirety upon a closing of a Change of Control of Company.

(b) For clarity, (i) nothing herein shall prevent Company or any of its Affiliates from negotiating or executing any confidentiality agreement or participating in general discussion (not focused on a Degrader directed to a Terminated Vertex Target or a Program Degrader directed to a Terminated Other Target) with any prospective partner, investor, licensor, licensee or other Third Party, (ii) Company shall have no obligation to provide Vertex with (A) the identity of any Third Party or (B) any terms of any transaction negotiated with a Third Party except (y) as required to be set forth in the Terminated Vertex Target Notice or Terminated Other Target Notice or (z) as required in discovery in the event of a dispute between Parties as to whether Vertex’s rights under this Section 5.11 have been triggered and (iii) a Change of Control of Company shall not be considered a divestiture of rights or grant of a license with respect to any Degrader such that the right of first negotiation in this Section 5.11 would be triggered.

5.12 Right of First Negotiation for [***].

5.12.1 If, at any time during the [***] following the applicable exclusivity period under Section 5.6.2(a) with respect to [***], Company or its Affiliates researches or develops any [***]that is specifically engineered or selected to be directed against the [***], and either (a) intends to divest rights to or grant a license with respect to such Degrader to a Third Party or (b) intends to initiate GLP toxicology studies with respect to such Degrader, in each case ((a)-(b)), Company shall promptly (and in any event prior to entering into negotiations with any Third Party regarding any such divestiture or license) provide written notice to Vertex (the “[***] Notice”), containing the information in its possession or control that would be required to be included in an OEDP if such Degraders were directed against a Collaboration Target, in the form and to the extent that any such information is then available (and in Company’s or its Affiliate’s possession or control) for any such Degraders, and describing the general nature of the proposed transaction with respect to a transaction with a Third Party or the proposed GLP toxicology studies, and Vertex shall have an exclusive right of first negotiation to acquire or obtain an exclusive license to such Degrader. Vertex shall have [***] (“[***] Notice of Exercise”). If Vertex provides such an [***] Notice of Exercise, the Parties will promptly commence exclusive good faith negotiations regarding the terms of an agreement providing for such acquisition or the grant of such exclusive license for a period of up to [***] unless extended by mutual agreement of the Parties, during which period Company shall not engage in any discussions or negotiations with or permit diligence access to any Third Party regarding the acquisition of license of such Degrader. In the event that the Parties fail to reach agreement within [***] (or any such longer period as the Parties may mutually agree) from the date of Vertex’s [***] Notice of Exercise, Company may proceed with the further development, manufacture and commercialization of such Degrader or enter into an agreement with a Third Party with respect to the acquisition or license of such Degrader, provided that (i) for a period of [***] (or any such longer period as the Parties may mutually agree), Company may only enter into an agreement with such Third Party if the terms thereof are, in the aggregate, more favorable to Company than the most Company-favorable terms offered by Vertex and (ii) solely in the case that the [***] Notice provided by Company under this Section 5.12.1 was provided because Company intended to divest rights or grant a license with respect to the applicable Degrader to a Third Party (and not because Company intended to initiate GLP toxicology studies with respect to such Degrader), if, as of the date that is [***] (or any such longer period as the Parties mutually agree), Company has not entered into any such agreement with a Third Party, Company may not enter into any such agreement without first complying with this Section 5.12.1 with respect to the applicable Degrader (except to the extent negotiations between Company and a Third Party with respect to any such agreement are ongoing as of the end of such one year or longer period, in which case Company may not enter into any such agreement without first complying with this Section 5.12.1 with respect to the applicable Degrader if such negotiations end without execution of any such agreement). In addition, notwithstanding anything to the contrary herein, (x) Company shall promptly notify Vertex in writing if any [***] under research or development by Company or its Affiliates that is specifically engineered or selected to be directed against the [***] reaches the lead optimization stage of development (as determined by Company’s internal process for progressing a product candidate to lead optimization), and (y) if, as of the expiration of the [***] following the applicable exclusivity period under Section 5.6.2(a) with respect to [***], Vertex has not yet received any notice from Company under this Section 5.12 with respect to any Degrader, Company will provide Vertex with a data package containing the information in its possession or control that would be required to be included in an OEDP if such Degraders were directed against a Collaboration Target, in the form and to the extent that any such information is then available (and in Company’s or its Affiliate’s possession or control) for any such Degraders and Vertex may elect, by written notice to Company within [***] after receipt of such data package, to exercise its right of first negotiation under this Section 5.12.1 with respect to one or more such Degraders.

5.12.2 If Vertex does not provide an [***] Notice of Exercise within [***] following receipt of the [***] Notice in accordance with Section 5.12.1 for a Degrader, then this Section 5.12 shall terminate with respect such Degrader, and Company may negotiate and enter into with a Third Party with respect to the acquisition or license of such Degrader.

5.12.3 Other Terms.

(a) The rights granted to Vertex under this Section 5.12 shall terminate [***].

(b) For clarity, (i) nothing herein shall prevent Company or any of its Affiliates from negotiating or executing any confidentiality agreement or participating in general discussion (not focused on a [***] that is specifically engineered or selected to be directed against the [***]) with any prospective partner, investor, licensor, licensee or other Third Party, (ii) Company shall have no obligation to provide Vertex with (A) the identity of any Third Party or (B) any terms of any transaction negotiated with a Third Party except (y) as required to be set forth in the [***] Notice or (z) as required in discovery in the event of a dispute between Parties as to whether Vertex’s rights under this Section 5.12 have been triggered and (iii) a Change of Control of Company shall not be considered a divestiture of rights or grant of a license with respect to any Degrader such that the right of first negotiation in this Section 5.12 would be triggered. [***].

ARTICLE 6

DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION

6.1 Development.

6.1.1 Generally. On a Vertex Target-by-Vertex Target basis, following License Effective Date with respect to a Collaboration Target, Vertex will have sole and exclusive control, at its sole cost and expense, over all matters relating to the Development of Licensed Products directed against such Vertex Target, either by itself or with or through one or more Affiliates or Third Parties.

6.1.2 Development Plan. On a Vertex Target-by-Vertex Target basis, within [***] after the License Effective Date with respect to a Collaboration Target, Vertex will provide the JAC, or the Company if the JAC has disbanded, with a high-level Development plan outlining key aspects of the Development of Licensed Products directed against such Vertex Target for the ensuing [***] (the “Development Plan”), for informational purposes only. After the initial Development Plan has been provided to Company, Vertex will update such Development Plan no less than [***] for so long as activities are taking place under such Development Plan and provide such updates to Company.

6.1.3 Reporting. During the Term [***], Vertex will provide Company with a high-level report regarding the status of Vertex’s Development under such Development Plan and the results of such Development; and (b) upon the request of Company [***], representatives of Vertex shall participate in a telephone conference with Company representatives to provide an oral update on the progress of Vertex’s material Development activities (including to discuss the information in (a) above) with respect to Licensed Products directed against such Vertex Target pursuant to this Agreement. On a Vertex Target-by-Vertex Target basis, if Vertex makes a decision to permanently cease, itself or through its Affiliates, all Research, Development and Commercialization activities with respect to Collaboration Compounds or Licensed Products directed against such Vertex Target and does so cease such activities or a Sublicensee makes a decision to permanently cease such activities and Vertex does not have or does not exercise a right to terminate such Sublicense, Vertex shall report such cessation and the starting date thereof in the first report provided to Company under this Section 6.1.3 following such cessation.

6.2 Regulatory Matters.

6.2.1 Responsibilities. On a Vertex Target-by-Vertex Target basis, after the License Effective Date with respect to a Vertex Target, Vertex or its designated Affiliates and Sublicensees will have the sole authority, at its sole cost and expense, to (a) prepare, file and maintain Regulatory Filings, each in its own name (including applications for Marketing Approval and Price Approval) for all Licensed Products directed against such Collaboration Target in the Field in the Territory, and (b) communicate with Regulatory Authorities with respect to the Licensed Products directed against such Collaboration Target in the Field in the Territory, both prior to and following Marketing Approval and Price Approval, including all communications and decisions with respect to (i) labeling of Licensed Products directed against such Collaboration Target, and (ii) the negotiation of Price Approvals.

6.2.2 Ownership. On a Vertex Target-by-Vertex Target basis, after the License Effective Date with respect to a Vertex Target, ownership of all right in and to all Regulatory Filings, Marketing Approvals and Price Approvals for any Licensed Products directed against such Vertex Target in the Field in each country of the Territory will be held in the name of Vertex, its designated Affiliate or Sublicensee.

6.2.3 Cooperation. As and to the extent reasonably requested by Vertex, Company will, and will cause its Affiliates to, cooperate with Vertex with respect to all regulatory matters relating to any Licensed Products. Without limiting the foregoing, as reasonably requested by Vertex, Company will assist Vertex in preparing Regulatory Filings for Licensed Products and make information in the possession or control of Company or its Affiliates available to Vertex to the extent necessary for completion of such Regulatory Filings. Upon Vertex’s reasonable request and at Vertex’s expense, Company will support the Development of Licensed Products by providing Regulatory Authorities with access to, and the right to audit, any data or other Know-How and associated documents that are in Company’s possession or control and are relied on by Vertex in its Regulatory Filings for Licensed Products. Company will not make any submissions to any Regulatory Authority with respect to a Collaboration Compound or Licensed Product without first obtaining Vertex’s prior written consent.

6.2.4 Right of Reference. On a Vertex Target-by-Vertex Target basis, effective upon the License Effective Date for such Vertex Target, Company hereby grants Vertex, its Affiliates and Sublicensees a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) and any foreign counterpart to such regulation, to any Regulatory Filings held by Company or its Affiliates to the extent necessary for the submission, approval or maintenance of Marketing Approval of a Licensed Product directed against such Vertex Target in the Field in the Territory. If requested by Vertex, Company will provide a signed statement to this effect in accordance with 21 C.F.R. §314.50(g)(3) or any foreign counterpart to such regulation.

6.3 Manufacturing.

6.3.1 General. On a Vertex Target-by-Vertex Target basis, after the License Effective Date with respect to a Vertex Target, Vertex will have the exclusive right, at its sole cost and expense, to Manufacture the Collaboration Compounds and Licensed Product(s) directed against such Vertex Target, either by itself or with or through one or more Affiliates or Third Parties selected by Vertex in its sole discretion for Development or Commercialization in the Field in the Territory. Upon the request of Company [***], Vertex will update the Company during any telephone conference under Section 6.1.3(b) as to any material matters with respect to the Manufacturing of Licensed Products and Collaboration Compounds that would reasonably be expected to generally impact the Manufacture of Degraders by Company, its Affiliates or licensees.

6.3.2 Interim Supply. Upon Vertex’s election by written notice to Company following the License Effective Date with respect to a Vertex Target, Company shall, for a period of [***] pursuant to Section 5.3.3, Manufacture and supply to Vertex the Collaboration Compounds or Licensed Products, as requested by Vertex, directed against such Collaboration Target, at Company’s Supply Cost for such Collaboration Compounds or Licensed Products, on customary supply terms to be negotiated by Company and Vertex.

6.4 Commercialization.

6.4.1 General. On a Vertex Target-by-Vertex Target basis, after the License Effective Date with respect to a Vertex Target, Vertex will have sole and exclusive control, at its sole cost and expense, over all matters relating to the Commercialization of Licensed Products directed against such Vertex Target in the Field in the Territory.

6.4.2 Branding. Vertex or its designated Affiliates or Sublicensees will select and own all trademarks used in connection with the Commercialization of any Licensed Product in the Field in the Territory. Company will not use nor seek to register, anywhere in the Territory, any trademark that is confusingly similar to any trademark used by or on behalf of Vertex, its Affiliates or Sublicensees in connection with any Licensed Product.

6.4.3 Commercialization Plan. On a Vertex Target-by-Vertex Target basis, after License Effective Date with respect to a Vertex Target, reasonably in advance of the anticipated first Marketing Approval of a Licensed Product directed against such Vertex Target in a Major Market Country, Vertex will provide Company with a high-level Commercialization plan for such Licensed Product in the Major Market Countries for the ensuing [***] (the “Commercialization Plan”), for informational purposes only. After the initial Commercialization Plan has been provided to Company, Vertex will update such Commercialization Plan [***] for so long as Vertex is Commercializing a Licensed Product directed against such Vertex Target and provide such updates to Company for its information.

6.4.4 Reporting. On a Vertex Target-by-Vertex Target basis, for so long as Vertex is Commercializing a Licensed Product directed against such Vertex Target, [***], Vertex will provide Company with a high- level report regarding the status of Vertex’s Commercialization activities under such plan.

6.5 Vertex Diligence.

6.5.1 Development Diligence. On a Vertex Target-by-Vertex Target basis, after the License Effective Date with respect to such Vertex Target, Vertex (acting directly or through one or more Affiliates or Sublicensees) will use Commercially Reasonable Efforts to Develop, seek and obtain Marketing Approval for [***].

6.5.2 Commercial Diligence. On a Vertex Target-by-Vertex Target basis, after the License Effective Date with respect to such Vertex Target, Vertex (acting directly or through one or more Affiliates or Sublicensees) will use Commercially Reasonable Efforts to Commercialize, including seeking Price Approval on terms deemed appropriate by Vertex in its sole discretion, [***] where Vertex or its designated Affiliates or Sublicensees receives Marketing Approval for such Licensed Product.

6.6 Applicable Laws. Vertex will, and will require its Affiliates and Sublicensees to, comply with all Applicable Law in its and their Research, Development, Manufacture and Commercialization of Collaboration Compounds and Licensed Products, including where appropriate GMP, GCP and GLP (or similar standards), processes and procedures for sharing information regarding class effects relevant to Degraders as needed to support each Party’s regulatory responsibilities and to comply with applicable regulatory pharmacovigilance requirements. Any such procedures will not be construed to restrict either Party’s ability to take any action that it deems to be appropriate or required of it under the applicable regulatory requirements, if permitted by Applicable Laws. Without limiting the foregoing, (a) Company will promptly disclose to Vertex in writing any information in Company’s possession or control regarding the occurrence of any Adverse Event related to any Degrader Developed or Commercialized by Company or its Affiliates or licensees that may reasonably impact the safety of a Licensed Product as a result of a class effect, and (b) Vertex will promptly disclose to the Company in writing any information in Vertex’s possession or control regarding the occurrence of any Adverse Event related to any Licensed Product that may reasonably impact the safety or any Degrader Developed or Commercialized by Company or its Affiliates or licensees as a result of a class effect.

ARTICLE 7

FINANCIAL PROVISIONS

7.1 Up-Front Fee. Within [***] following the Effective Date, Vertex will pay Company a one-time, non-refundable, non-creditable, up-front fee of $50,000,000 that is not subject to set-off.

7.2 Equity Investment. The Parties acknowledge that simultaneously with the execution of this Agreement, the Parties are entering into that certain Series B-1 Preferred Stock Purchase Agreement and certain additional agreements related thereto as of the Effective Date, pursuant to which Vertex (or its Affiliate) will purchase preferred stock in Company.

7.3 Research Term Extension Fee. In consideration for the extension of the Research Term in accordance with Section 2.4, Vertex shall pay the Research Term Extension Fee per Collaboration Program to Company within [***] (with respect to [***] Collaboration Programs) or upon Company’s consent (with respect to additional Collaboration Programs). Such payment shall be non-refundable, non- creditable and not subject to set-off.

7.4 Option Exercise Fee. On a Collaboration Target-by-Collaboration Target basis, Vertex will pay Company a [***] (such fee, the “Option Exercise Fee”).

7.5 Milestone Payments.

7.5.1 Development Milestones. On a Vertex Target-by-Vertex Target basis, Vertex will pay to Company the milestone payments (each a “Development Milestone Payment”) set forth in this Section 7.5.1 in accordance with the procedure set forth in Section 7.5.3 upon the [***] (each a “Development Milestone Event”) with respect to a Collaboration Compound or Licensed Product of Vertex or its Affiliates or any Sublicensees directed against such Vertex Target, as applicable.

Milestone Number	Milestone Event	Milestone Payment
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Notwithstanding anything to the contrary in this Section 7.5.1, if, with respect to any Collaboration Target, a Collaboration Compound or Licensed Product directed against such Collaboration Target achieves a Development Milestone Event set forth above in items [***] of this Section 7.5.1 and the applicable Development Milestone Payment has already been paid with respect to such Collaboration Target based on the achievement of such Development Milestone Event by a different Collaboration Compound or Licensed Product directed against such Collaboration Target, then Vertex would [***]; provided, that if such Collaboration Compound or Licensed Product includes, contains or comprises a Degrader discovered, generated, synthesized or identified through Follow-On Research that is [***] with respect to the Collaboration Compound or Licensed Product that first achieved such Development Milestone Event, then Vertex would pay [***] upon such additional achievement. For clarity, if the first Collaboration Compound or Licensed Product to achieve a Development Milestone Event includes, contains or comprises a Degrader discovered, generated, synthesized or identified through Follow-On Research, Company shall be entitled to [***], regardless of whether the applicable Degrader is [***]. The Development Milestone Payments set forth in [***] of this Section 7.5.1 shall be payable only once per Vertex Target; provided, however, that if Company conducts Follow-On Research with respect to such Vertex Target, then Vertex would pay [***] upon an additional achievement of the applicable Development Milestone Event under any Follow-On Research Plan (as the criteria for such Development Milestone Event may be updated in accordance with Section 2.7).

7.5.2 Commercial Milestones. On a Licensed Product-by-Licensed Product basis, Vertex will pay Company the milestone payments (each a “Commercial Milestone Payment”, and, together with the Development Milestone Payments, the “Milestone Payments”) set forth in this Section 7.5.2 in accordance with the procedure set forth in Section 7.5.3 upon the [***] (each, a “Commercial Milestone Event”, and, together with the Development Milestone Events, the “Milestone Events”) with respect to a Licensed Product in a Calendar Year by Vertex or its Affiliates or any Sublicensees.

Milestone Number	Milestone Event	Milestone Payment
[***]	[***]	[***]
[***]	[***]	[***]

7.5.3 Notice; Payment; Skipped Milestones. Each Milestone Payment shall be deemed earned upon achievement of the corresponding Milestone Event, and Vertex will provide Company with written notice upon the achievement of each of the Milestone Events set forth in Section 7.5.1 and Section 7.5.2, such written notice to be provided (a) with respect to any Milestone Event under Section 7.5.1, within [***] after such achievement and (b) with respect to any Milestone Event under Section 7.5.2, [***]. Following receipt of such written notice, Company will promptly invoice Vertex for the applicable milestone and Vertex will make the appropriate Milestone Payment within [***] after receipt of such invoice. Each Milestone Payment corresponding with the milestones numbered [***] as set forth in Section 7.5.1 are intended to be [***]; if a Licensed Product is not required to undergo the event associated with any such Milestone Event, such skipped milestone will be deemed to have been achieved upon the achievement by such Licensed Product of the next successive Milestone Event. Payment for any such skipped milestone that is owed in accordance with the provisions of the foregoing sentence with respect to a given Licensed Product will be [***] by such a Licensed Product, it being agreed that if a Licensed Product is not required to undergo the milestone numbered [***] the corresponding payment will be made upon the first to occur of the milestones numbered [***]. The Commercial Milestone Payments in Section 7.5.2 are additive, such that if more than one event specified in Section 7.5.2 above is achieved in the same [***], then each corresponding Commercial Milestone Payment for such event will be payable.

7.6 Royalties.

7.6.1 Royalty Rates. Subject to Sections 7.6.2, 7.6.3, 7.6.4 and 7.6.5, on a Licensed Product-by-Licensed Product and country-by-country basis, Vertex will pay Company [***] at the rates set forth in the table below. The obligation to pay royalties will be imposed only [***] with respect to the same unit of a Licensed Product.

Calendar Year Net Sales (in Dollars) for such Licensed Product in the Territory	Royalty Rates as a Percentage (%) of Net Sales
[***]	[***]
[***]	[***]
[***]	[***]

The applicable royalty rate set forth in the table above will apply only to that portion of the [***] of a given Licensed Product during a given Calendar Year that falls within the indicated range. By way of example and without limitation of this Section 7.6.1, if Calendar Year Net Sales of a given Licensed Product by Vertex, its Affiliates and Sublicensees were [***], then the royalties payable with respect to such Calendar Year Net Sales for such Licensed Product for such Calendar Year, subject to adjustment as set forth in this Section 7.6.1, would be: [***].

7.6.2 Royalty Term. Vertex will pay royalties to Company under this Section 7.6 on a Licensed Product-by-Licensed Product and a country-by-country basis during the Royalty Term for such Licensed Product in such country. Upon the expiration of the Royalty Term for a given Licensed Product in a given country, the Exclusive License granted to Vertex under Section 5.1 will become fully-paid, perpetual, irrevocable and royalty free with respect to such Licensed Product.

7.6.3 Reduction for Lack of Patent Coverage and Regulatory Exclusivity. If during any period within the applicable Royalty Term for a country, (a) no Valid Claim of any Licensed Patent, Vertex Agreement Patent or Joint Agreement Patent exists that, in each case, Covers such Licensed Product in such country, and (b) Regulatory Exclusivity has expired in such country with respect to such Licensed Product, Net Sales of such Licensed Product in such country will be reduced by [***] for purposes of calculating the royalty owed under Section 7.6.1 for the remainder of the Royalty Term.

7.6.4 Reduction for Competition. If during any [***] during the Royalty Term for a Licensed Product in a given country, the aggregate number of units of Competitive Products with respect to such Licensed Product sold during such Calendar Quarter in such country exceed [***] of the aggregate units of the sum of all such Competitive Products and such Licensed Product sold in such Calendar Quarter in such country (as determined by data obtained from a mutually agreed upon Third-Party source), then Net Sales of such Licensed Product in such country (after any applicable reduction pursuant to Section 7.6.3) will thereafter be reduced by [***] for purposes of calculating the royalty owed under Section 7.6.1 for the remainder of the Royalty Term.

7.6.5 Third Party Licenses. Vertex may deduct from the royalties payable to Company under this Section 7.6 [***] of any Blocking Third Party Intellectual Property Costs paid by Vertex during such [***]; provided, however, that in no event will the royalties that would otherwise be payable to Company with respect to Net Sales of Licensed Products, after any applicable reduction to such Net Sales under Sections 7.6.3 and 7.6.4, be reduced by more than [***] in any given [***] as a result of any deduction under this Section 7.6.5; and provided further, that Vertex will be entitled to carry forward to subsequent [***] any amounts with respect to which Vertex would have been entitled to make a deduction pursuant to this Section 7.6.5 but is unable to take such deduction pursuant to the first proviso in this Section 7.6.5.

7.6.6 Aggregate Limitation on Deductions. Notwithstanding Sections 7.6.3, 7.6.4, and 7.6.5, in no event will the combined effect of all reductions to the royalties payable to Company under Sections 7.6.3, 7.6.4 and 7.6.5 reduce the royalty amounts payable by Vertex to Company under this Section 7.6 for any Licensed Product in any country during a [***] to less than [***] of the amount that would otherwise be due under Section 7.6.1, but for such deductions.

7.6.7 Royalty Reports. Following the First Commercial Sale of a Licensed Product and continuing for the remainder of the Royalty Term for such Licensed Product, within [***] after the end of each [***], Vertex will deliver a report to Company specifying on a Licensed Product-by-Licensed Product basis: (a) Net Sales in the relevant [***]; (b) to the extent such Net Sales include sales not denoted in U.S. Dollars, a summary of the then-current exchange rate methodology then in use by Vertex, and (c) royalties payable on such Net Sales. All royalty payments due under Section 7.6 for each [***] will be due and payable within [***] after the end of each [***].

7.7 Company In-License Agreements. Company may, during the Term, enter into one or more Third Party agreements pursuant to which Company would obtain a license under Know-How or Patents that may be necessary or reasonably useful for the performance of existing or future activities relating to the Research, Development, Manufacture, or Commercialization of any Collaboration Compounds or Licensed Products under this Agreement (any such agreement, a “Company In-License Agreement”). In addition, if the Existing Third Party Agreement is amended following the Effective Date such that any intellectual property not Controlled by Company on the Effective Date becomes Controlled by Company (without giving effect to the last sentence of the definition of “Control”), the Existing Third Party Agreement as so amended will be deemed a Company In-License Agreement and subject to the terms and conditions set forth in this Section 7.7. Company may independently negotiate and enter into any Company In-License Agreement; provided that the terms of any Company In-License Agreement shall not disadvantage any activities or products under this Agreement relative to other products and activities covered by any license granted under such Company In-License Agreement. Responsibility for the determination of whether a Company In-License Agreement shall be deemed to be a Collaboration In-License Agreement, and responsibility for In-License Costs, will be as follows:

7.7.1 With respect to each Company In-License Agreement, Company will disclose to Vertex the terms of such Company In-License Agreement (including by providing a copy of such Company In-License Agreement to Vertex), subject to applicable confidentiality obligations and reasonable redaction of provisions that do not relate to the potential use of Patents and Know-How in-licensed under such Company In-License Agreement for the performance by the Parties of such existing or future activities under this Agreement. If a Company In-License Agreement is brought to the attention of Vertex pursuant to this Section 7.7.1, the Parties will discuss in good faith whether the Know-How or Patents licensed to Company under such Company In-License Agreement should be (a) used by or on behalf of Company in the performance of the Research Activities or the Follow-On Research or (b) sublicensed to Vertex pursuant to the Exclusive License with respect to any applicable Vertex Target. Company may use any Know-How or Patents licensed to Company under a Company In-License Agreement in the performance of the Research Activities or the Follow-On Research, except that, if the use of such Know-How or Patents by Company prior to the License Effective Date would make it necessary or useful for Vertex to take a sublicense under such Company In-License Agreement after the License Effective Date with respect to a Vertex Target in order for Vertex to Research, Develop, Manufacture or Commercialize a Collaboration Compound or Licensed Product directed against such Vertex Target, then Company shall not make such use unless Vertex has elected to make such Company In-License Agreement a Collaboration In-License Agreement as set forth in the following sentence. If Vertex notifies Company in writing that a Company In-License Agreement should be sublicensed to Vertex pursuant to the Exclusive License with respect to any applicable Vertex Target, then (x) such Company In-License Agreement will be deemed to be a “Collaboration In-License Agreement” hereunder, (y) the Patents and Know-How in-licensed under such Collaboration In-License Agreement will be deemed “Controlled” by Company or its Affiliates for purposes of this Agreement and will be included in the Licensed Technology, as applicable, and (z) any In-License Costs [***]. If Vertex does not so notify Company, then (1) such Company In-License Agreement will not be deemed to be a Collaboration In-License Agreement hereunder and (2) the Patents and Know-How in-licensed under such Company In-License Agreement will not be deemed “Controlled” by Company or its Affiliates for purposes of this Agreement and will be excluded from the Licensed Technology.

7.7.2 With respect to any In-License Costs, [***], at least [***].

7.7.3 Opt-Out. Notwithstanding the foregoing provisions of this Section 7.7, [***]. Vertex shall provide Company with [***] prior written notice of such election (such notice, an “Opt-Out Notice”). Following receipt of an Opt-Out Notice, [***]. Notwithstanding any such Opt-Out Notice, [***].

7.8 Compliance with Collaboration In-License Agreements. All licenses and other rights granted to Vertex under Section 5.1 are subject to the rights and obligations of Company under the Collaboration In-License Agreements. Each Party will comply with all applicable provisions of the Collaboration In-License Agreements, and will perform and take such actions as may be required to allow Company to comply with its obligations thereunder, including obligations relating to sublicensing, patent matters, confidentiality, reporting, audit rights, indemnification and diligence; provided that, in the case of Vertex, such provisions and obligations have been disclosed to Vertex. Without limiting the foregoing, Vertex will prepare and deliver to Company any additional reports required under the applicable Collaboration In-License Agreements and reasonably requested by Company, in each case sufficiently in advance to enable Company to comply with its obligations under the applicable Collaboration In-License Agreements.

7.9 Research Funding for Follow-On Research.

7.9.1 Research Costs for Follow-On Research. Vertex will reimburse Company for its [***] actually incurred by Company or its Affiliates for the Follow-On Research performed in accordance with a Follow-On Research Plan and Follow- On Research Budget; provided that Vertex shall not reimburse Company for any [***] in the conduct of the Follow-On Research in excess of [***] of the then-current Follow-On Research Budget for such [***] and Company shall be solely responsible for all such excess expenses above [***] of the Follow-On Research Budget incurred during such [***], unless otherwise agreed in writing by Vertex.

7.9.2 Payments. Any payments to be made to Company by Vertex pursuant to Section 7.9.1 shall be made [***] for which such costs have been incurred; provided that Company shall provide a good faith estimate of any costs for which reimbursement is due under Section 7.9.1 within [***]. Each such invoice will be accompanied by reasonable supporting documentation evidencing the expenses incurred for the Follow-On Research (such expenses to be itemized) during such [***]. Undisputed payments shall be due within [***] after Vertex receives such an invoice from Company.

7.10 Payment Terms.

7.10.1 Currency; Payment Method. All payments under this Agreement are expressed in U.S. Dollars and will be paid in U.S. Dollars, by wire transfer or Automated Clearing House (ACH) payment to an account designated by Company (which account Company may update from time to time in writing).

7.10.2 Exchange. If any amounts that are relevant to the determination of amounts to be paid under this Agreement or any calculations to be performed under this Agreement are denoted in a currency other than U.S. Dollars, such amounts will be converted to their U.S. Dollar equivalent using Vertex’s then-current standard procedures and methodology, including its then-current standard exchange rate methodology for the translation of foreign currency expenses into U.S. Dollars or, in the case of Sublicensees, such similar methodology, consistently applied. Calculation of Net Sales will exclude hedging and foreign exchange gain or loss realized through a hedging program.

7.11 Withholding Tax. Where any sum due to be paid to Company hereunder is subject to any withholding or similar tax, Vertex will pay such withholding or similar tax to the appropriate Governmental Authority and deduct the amount paid from the amount then due to Company. Vertex will timely transmit to Company an official tax certificate or other evidence of such withholding sufficient to enable Company to claim such payment of taxes. The Parties will cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, Milestone Payments, and other payments made by Vertex to Company under this Agreement. Company will provide Vertex any tax forms that may be reasonably necessary in order for Vertex not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax.

7.12 Records; Audits. Vertex will keep and maintain accurate and complete records regarding Net Sales during the [***]preceding Calendar Years. Company will keep accurate and complete records regarding all FTE Costs and Out-of-Pocket Costs incurred in connection with Follow-On Research, in sufficient detail to confirm the accuracy of any payments required under this Agreement, covering the three preceding Calendar Years. Upon [***] prior written notice from the other Party (the “Auditing Party”), the Party required to maintain such records (as applicable, the “Audited Party”) will permit an independent certified public accounting firm of internationally recognized standing, selected by the Auditing Party and reasonably acceptable to the Audited Party, to examine the relevant books and records of the Audited Party and its Affiliates, as may be reasonably necessary to verify the royalty reports submitted by Vertex in accordance with Section 7.6.7 or the FTE Costs and Out-of-Pocket Costs reported by Company in accordance with Section 7.9, as applicable. An examination by the Auditing Party under this Section 7.12 will occur not more than once in any Calendar Year and will be limited to the pertinent books and records for any Calendar Year ending not more than [***] before the date of the request. No records will be audited more than once. The accounting firm will be provided access to such books and records at the Audited Party’s facility or facilities where such books and records are normally kept and such examination will be conducted during the Audited Party’s normal business hours. The Audited Party may require the accounting firm to sign a customary non-disclosure agreement before providing the accounting firm access to its facilities or records. Upon completion of the audit, the accounting firm will provide both Parties a written report disclosing whether the reports submitted by Vertex or the FTE Costs and Out-of-Pocket Costs submitted by Company, as applicable, are correct or incorrect and the specific details concerning any discrepancies. No other information will be provided to the Auditing Party. If the report or information submitted by the Audited Party results in an underpayment or overpayment, (a) the Party owing the underpaid or overpaid amount will promptly pay the amount of such underpayment to the other Party, and (b) any such overpayment shall be creditable against future payments to the other Party hereunder. The costs and fees of any audit conducted by the Auditing Party under this Section 7.12 will be borne by the Auditing Party, unless such audit reveals an underpayment of amounts owed to the Auditing Party of more than [***] of the amount that was owed by the Audited Party with respect to the relevant period, in which case, the Audited Party will reimburse the Auditing Party for the reasonable expense incurred by the Auditing Party in connection with the audit.

7.13 Late Payment. Any payments or portions thereof due hereunder that are not paid when due will accrue interest from the date due until paid at an annual rate equal to the one month LIBOR rate (or the future prevailing standard one month inter-bank borrowing rate replacing LIBOR) plus [***] (or the maximum allowed by Applicable Law, if less).

ARTICLE 8

INTELLECTUAL PROPERTY

8.1 Ownership; Assignment.

8.1.1 Company Technology and Vertex Technology. As between the Parties, Company will own and retain all of its rights, title and interest in and to the Company Background Technology and Vertex will own and retain all of its rights, title and interest in and to any Vertex Background Technology, subject to any assignments, rights or licenses expressly granted by one Party to the other Party under this Agreement.

8.1.2 Agreement Technology.

(a) For purposes of determining inventorship under this Section 8.1, inventorship will be determined in accordance with United States patent laws (regardless of where the applicable activities occurred).

(b) As between the Parties, Company will be the sole owner of any Agreement Know-How that relates specifically to the Degrader Platform, including any modifications, enhancements or derivatives thereto (the “Degrader Agreement Know-How”) and all Patents that Cover any of the foregoing (the “Degrader Agreement Patents”, and, collectively with the Degrader Agreement Know-How, the “Degrader Agreement Technology”), and will own and retain all rights, title and interest thereto, subject to any rights or licenses expressly granted by Company to Vertex under this Agreement, including, with respect to any Degrader Agreement Patent that constitutes a Product-Specific Patent following the applicable License Effective Date, Company’s obligations under Section 8.1.3. For clarity, Degrader Agreement Technology shall exclude any Vertex Component Agreement Technology.

(c) As between the Parties, Vertex will be the sole owner of any Agreement Know-How that relates specifically to any Vertex Component, including any modifications, enhancements or derivatives thereto (the “Vertex Component Agreement Know-How”) and all Patents that Cover any of the foregoing (the “Vertex Component Agreement Patents”, and, collectively with the Vertex Component Agreement Know-How, the “Vertex Component Agreement Technology”), and will own and retain all rights, title and interest in and thereto, subject to any rights or licenses expressly granted by Vertex to Company under this Agreement. For clarity, Vertex Component Agreement Technology shall exclude any Degrader Agreement Technology.

(d) Except as expressly set forth in Sections 8.1.2(b) and (c) above, as between the Parties, each Party will be the sole owner of any Agreement Know-How discovered, developed, invented or created solely by such Party or its Affiliates or Third Parties acting on its or their behalf, and all Patents that Cover any of the foregoing, and the Parties shall jointly own, on an equal and undivided basis any Agreement Know-How discovered, developed, invented or created jointly by both (i) Vertex, its Affiliates or Third Parties acting on Vertex’s behalf and (ii) Company, its Affiliates or Third Parties acting on Company’s behalf, and all Patents, including Product-Specific Patents, that claim or encompass any of the foregoing. Except as expressly provided in this Agreement, neither Party will have any obligation to account to the other Party for profits with respect to, or to obtain any consent of the other Party to license or exploit any such jointly owned Agreement Technology by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.

(e) Each Party and its Affiliates will, and hereby does, assign to the other Party or one or more of its designated Affiliates, such first Party’s and its Affiliates’ rights, title and interest in any Agreement Technology as may be necessary to effectuate the allocation of ownership of Agreement Technology set forth in this Section 8.1. The assigning Party will take all actions and provide the other Party with all reasonably requested assistance to effect such assignment and will execute any and all documents necessary to perfect such assignment.

(f) Promptly following Company’s or any of its Affiliate’s receipt of an invention disclosure with respect to any invention discovered, developed, invented or created, solely or jointly, by Company or its Affiliates or Third Parties acting on its or their behalf that constitutes Agreement Technology, Company will promptly disclose to Vertex in writing, and will cause its Affiliates to so disclose, the discovery, development, invention or creation of such Agreement Technology. Promptly following Vertex’s or any of its Affiliate’s receipt of an invention disclosure with respect to any invention that is discovered, developed, invented or created, solely or jointly, by Vertex or its Affiliates or Third Parties acting on its or their behalf that constitutes Degrader Agreement Technology or Joint Agreement Technology, Vertex will promptly disclose to Company in writing, and will cause its Affiliates to so disclose, the discovery, development, invention or creation of such Degrader Agreement Technology or Joint Agreement Technology.

8.1.3 Assignment of Product-Specific Patents to Vertex. On a Licensed Product-by-Licensed Product basis, Vertex has the option, exercisable at its discretion upon written notice to Company following receipt of Marketing Approval for a Licensed Product in any Major Market Country, to have Company and its Affiliates assign to Vertex or one or more of its designated Affiliates, Company’s and its Affiliates’ ownership interest in all Company Product-Specific Patents (whether solely owned or jointly owned with one or more Third Parties) and Joint Product-Specific Patents with respect to such Licensed Product. Following receipt of any such notice, Company shall, and does hereby, assign to Vertex or one or more of its designated Affiliates, Company’s and its Affiliates’ ownership interest in all Company Product-Specific Patents (whether solely owned or jointly owned with one or more Third Parties) and Joint Product-Specific Patents with respect to such Licensed Product. In furtherance of the foregoing, following receipt of any such notice, Company will take all actions and provide Vertex with all reasonably requested assistance to effect such assignment and will execute any and all documents necessary to perfect such assignment. Any Patents assigned to Vertex under this Section 8.1.3 (each, a “Vertex Assigned Patent”) will be included in the definition of Licensed Patents for the purposes of determining the length of the Royalty Term for each Licensed Product and for the purposes of Section 8.4, and shall be excluded from such definition for all other purposes of this Agreement following such assignment.

8.2 Prosecution and Maintenance of Patents.

8.2.1 Company Patents. Except as expressly set forth in this Agreement, Company will control, be responsible and have the sole right (but not the obligation), at its own expense, for all aspects of the Prosecution and Maintenance of Company Background Patents and Company Agreement Patents, other than Company Product-Specific Patents. Prior to Option Exercise for a particular Collaboration Target, (a) Company will use Commercially Reasonable Efforts to Prosecute and Maintain one or more Patent applications that would constitute Company Product-Specific Patents following the License Effective Date with respect to such Collaboration Target and (b) prior to the filing of any Patent application that Covers Collaboration Compounds or Licensed Products, the IP Committee will meet and in good faith discuss dividing such applications to include one or more Patent applications that would constitute Company Product-Specific Patents following the License Effective Date with respect to such Collaboration Target. The Parties, through the IP Committee, will use good faith efforts to agree on such strategy, with the goal of maximizing the value of the Parties’ respective patent portfolios.

8.2.2 Vertex Patents. Vertex will control and be responsible and have the sole right (but not the obligation), at its own expense, for all aspects of the Prosecution and Maintenance of all Vertex Background Patents, Vertex Agreement Patents and Vertex Assigned Patents.

8.2.3 Company Product-Specific Patents; Joint Product-Specific Patents.

(a) Prior to Option Exercise. On a Collaboration Program-by- Collaboration Program basis prior to the License Effective Date for the applicable Collaboration Target, with respect to any Patent that would constitute a Company Product-Specific Patent or Joint Product-Specific Patent following the License Effective Date with respect to such Collaboration Target, Company will have the first right (but not the obligation) to Prosecute and Maintain the Joint Product-Specific Patents and the Company Product-Specific Patents.

(b) Following Option Exercise. On a Collaboration Program-by- Collaboration Program basis, the provisions of this Section 8.2.3(b) will apply with respect to Company Product-Specific Patents and Joint Product-Specific Patents for such Collaboration Program following the License Effective Date with respect to the applicable Collaboration Target. Vertex will have the first right (but not the obligation) to Prosecute and Maintain the Company Product-Specific Patents and Joint Product-Specific Patents using patent counsel of Vertex’s choosing (or, alternatively, Vertex may in good faith direct Company to Prosecute and Maintain one or more such Patents in one or more countries using patent counsel acceptable to Vertex, and shall reimburse Company for its reasonable Out-of-Pocket Costs in connection therewith, in which case, Company will Prosecute and Maintain such Patents as directed by Vertex).

(c) Vertex Assigned Patents. Notwithstanding the foregoing, for the avoidance of doubt, to the extent Vertex exercises its right under Section 8.1.3, following such assignment, Vertex shall control the prosecution of such Vertex Assigned Patents in accordance with Section 8.2.2.

8.2.4 Joint Agreement Patents. The Parties will discuss and agree upon an allocation of responsibility for the Prosecution and Maintenance of Joint Agreement Patents, other than Joint Product-Specific Patents.

8.2.5 Other Matters Pertaining to Prosecution and Maintenance of Patents.

(a) During the Term, each Party will keep the other Party informed through the IP Committee (or to the other Party, if the IP Committee is disbanded) as to material developments with respect to the Prosecution and Maintenance of the Company Background Patents, Company Agreement Patents, Company Product-Specific Patents, Joint Agreement Patents (including Joint Product-Specific Patents) and Vertex Assigned Patents for which such Party has responsibility for Prosecution and Maintenance pursuant to this Section 8.2, including by providing copies of any office actions or office action responses or other correspondence that such Party provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, or oppositions, and all patent-related filings, and by providing the other Party the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance.

(b) If, during the Term, Vertex intends to abandon patent applications for any Company Product-Specific Patent, Joint Agreement Patent or Vertex Assigned Patent that Vertex is responsible for Prosecuting and Maintaining in a particular country, then Vertex will so notify Company of such intention at least [***] before such Patent will become abandoned, and Company will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense with counsel of its own choice.

(c) If, during the Term, Company intends to abandon any Company Product-Specific Patent, Joint Product-Specific Patent or Joint Agreement Patent Covering a Collaboration Compound or Licensed Product, or any Patent that would constitute a Company Product-Specific Patent or Joint Product-Specific Patent following the License Effective Date with respect to the applicable Collaboration Target, that Company is responsible for Prosecuting and Maintaining in a particular country, then Company will notify Vertex of such intention at least [***] before such Patent will become abandoned, and Vertex will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense with counsel of its own choice.

8.3 Defense of Claims Brought by Third Parties. If any Third Party brings a claim or otherwise asserts that a Licensed Product or Collaboration Compound infringes such Third Party’s Patent or misappropriates such Third Party’s Know-How (each, a “Third-Party Infringement Claim”), the Party first having notice of the claim or assertion will promptly notify the other Party in writing. Prior to the License Effective Date with respect to the applicable Collaboration Target, Company will have the sole right to undertake and control the defense or settlement of any Third-Party Infringement Claim using counsel of its choice, at its cost and expense and, following the License Effective Date with respect to the applicable Collaboration Target, Vertex will have the sole right to undertake and control the defense or settlement of any Third-Party Infringement Claim using counsel of its choice, at its cost and expense (such Party having the right to control such defense, the “Defending Party”). If the Party not having the right to control such defense in accordance with the preceding sentence (the “Non-Defending Party”) is named as a defendant in such suit, the Non-Defending Party will have the right to participate in such defense and settlement with its own counsel, at its cost. The Defending Party will not enter into any settlement of any Third-Party Infringement Claim that is instituted or threatened to be instituted against the Non-Defending Party without the Non-Defending Party’s prior written consent, which will not be unreasonably withheld, conditioned or delayed; except that, such consent will not be required if such settlement includes a release of all liability in favor of the Non-Defending Party or an assumption of any unreleased liability by the Defending Party. As requested by the Defending Party, the Non-Defending Party will provide reasonable cooperation and assistance to the Defending Party in connection with the Defending Party’s control of the defense or settlement of a Third-Party Infringement Claim. Such cooperation and assistance will include executing all necessary and proper documents and taking such actions as will be appropriate to allow the Defending Party to control the defense and settlement of such Third-Party Infringement Claim. The Defending Party will reimburse the Non-Defending Party for the reasonable Out-of-Pocket Costs incurred by the Non-Defending Party in providing such assistance and cooperation; except that the Defending Party will have no obligation to reimburse the Non-Defending Party for any costs or expenses incurred if the Non-Defending Party exercises its right to participate in the defense and settlement of a Third-Party Infringement Claim with its own counsel. The Defending Party will keep the Non-Defending Party reasonably informed of the progress of any Third-Party Infringement Claim.

8.4 Enforcement of Patents Against Competitive Infringement.

8.4.1 Company Patents. As between the Parties, Company shall have the sole right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to any infringement of any Company Background Patent and Company Agreement Patent (other than any Company Product-Specific Patent or any Patent that would constitute a Company Product-Specific Patent following the License Effective Date with respect to a Collaboration Target), by counsel of its own choice, in Company’s own name and under Company’s direction and control.

8.4.2 Duty to Notify of Competitive Infringement. During the Term, if either Party learns of an infringement, unauthorized use, misappropriation or threatened infringement by a Third Party with respect to any Company Product-Specific Patent or Joint Product-Specific Patent (or, prior to the License Effective Date with respect to a Collaboration Target, any Patent that would constitute a Company Product-Specific Patent or Joint Product-Specific Patent following the License Effective Date with respect to such Collaboration Target) by reason of the making, using, offering to sell, selling or importing of a compound or product that would be competitive with a Collaboration Compound or Licensed Product in the Field in the Territory (a “Competitive Infringement”), such Party will promptly notify the other Party in writing and will provide such other Party with available information regarding such Competitive Infringement.

8.4.3 Prior to Option Exercise. As between the Parties, for any Competitive Infringement with respect to a Collaboration Compound directed against a Collaboration Target for which a License Effective Date has not yet occurred, Company will have the sole right, but not the obligation to institute, prosecute, and control a Proceeding to enforce any Patent that would constitute a Company Product-Specific Patent or Joint Product-Specific Patent following the License Effective Date with respect to a Collaboration Target against such Competitive Infringement by counsel of its own choice. Vertex will have the right to engage counsel of its own choice in connection with such Proceeding at its own expense. Company will provide Vertex with prompt written notice of the commencement of any such Proceeding, and Company will keep Vertex apprised of the progress of such Proceeding.

8.4.4 Following Option Exercise. As between the Parties, for any Competitive Infringement with respect to a particular Collaboration Compound or Licensed Product directed against a Collaboration Target for which a License Effective Date has occurred, Vertex will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding to enforce the Company Product-Specific Patent or Joint Product-Specific Patent against such Competitive Infringement by counsel of its own choice at its own expense, and Company will have the right, at its own expense, to be represented in that action by counsel of its own choice. If Vertex fails to initiate such Proceeding within a period of [***] after written notice of such Competitive Infringement is first provided by a Party under Section 8.4.2, Company will have the right to initiate and control a Proceeding to enforce the Company Product-Specific Patent or Joint Product-Specific Patent against such Competitive Infringement by counsel of its own choice, and Vertex will have the right to be represented in any such action by counsel of its own choice at its own expense; provided that if Vertex notifies Company during such [***] period that it is electing in good faith not to institute any Proceeding to enforce the Company Product-Specific Patent or Joint Product-Specific Patent against such Competitive Infringement for strategic reasons intended to maintain the commercial value of the relevant Patent or Know-How and any Collaboration Compound or Licensed Product Covered thereby or relating thereto, Company will not have the right to initiate and control any Proceeding to enforce the Company Product-Specific Patent or Joint Product-Specific Patent against such Competitive Infringement.

8.4.5 Joinder.

(a) If a Party initiates a Proceeding in accordance with this Section 8.4, the other Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the Proceeding. Subject to Section 8.4.6, the costs and expenses of each Party incurred pursuant to this Section 8.4.5(a) will be borne by the Party initiating such Proceeding.

(b) If one Party initiates a Proceeding in accordance with this Section 8.4, the other Party may join such Proceeding as a party plaintiff where necessary for such other Party to seek lost profits with respect to such infringement.

8.4.6 Share of Recoveries Prior to Option Exercise. Any damages or other monetary awards recovered, prior to Vertex’s exercise of the applicable Option, with respect to a Proceeding brought pursuant to this Section 8.4 will be shared as follows:

(a) the amount of such recovery will first be applied to the Parties’ reasonable Out-of-Pocket Costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); then

(b) any remaining proceeds constituting direct or actual damages for acts of infringement will be retained by Company.

8.4.7 Share of Recoveries Following Option Exercise. Any damages or other monetary awards recovered, following Vertex’s exercise of the applicable Option, with respect to a Proceeding brought pursuant to this Section 8.4 will be shared as follows:

(a) the amount of such recovery will first be applied to the Parties’ reasonable Out-of-Pocket Costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); then

(b) any remaining proceeds constituting direct or actual damages for acts of infringement will be paid to, or retained by, Vertex; provided that such amounts will be included in [***] in which such amounts are received by Vertex; and

(c) any remaining proceeds constituting punitive or treble damages will be allocated between the Parties as follows: the Party initiating the Proceeding will retain [***] of such proceeds and the other Party will receive [***] of such proceeds.

8.4.8 Settlement. Notwithstanding anything to the contrary under this ARTICLE 8, neither Party may enter a settlement, consent judgment or other voluntary final disposition of a suit under this ARTICLE 8 that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under a Patent owned or controlled by the other Party or its Affiliates without first obtaining the written consent of the Party that owns or controls the relevant Patent; provided that the foregoing restriction will not apply with respect to any Sublicense granted by Vertex.

8.5 Other Infringement.

8.5.1 Joint Agreement Patents. With respect to the infringement of a Joint Agreement Patent that is not a Competitive Infringement, neither Party shall enforce any Joint Agreement Patent unless mutually agreed by the Parties, provided that the Parties will cooperate in good faith to bring suit together against such infringing party or the Parties may decide to permit one Party to solely bring suit. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 8.5.1 will be shared as follows: (a) the amount of such recovery will first be applied to the Parties’ reasonable Out-of-Pocket Costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); then (b) any remaining proceeds will be allocated as follows: (i) if the Parties jointly initiate a Proceeding pursuant to this Section 8.5.1, each Party will be allocated [***] of such proceeds; and (ii) if only one Party initiates the Proceeding pursuant to this Section 8.5.1, such Party will retain [***] of such proceeds and the other Party will receive [***] of such proceeds.

8.5.2 Patents Solely Owned by Company. Company will retain all rights to pursue an infringement of any Patent solely owned by Company that is not a Competitive Infringement and Company will retain all recoveries with respect thereto.

8.5.3 Patents Solely Owned by Vertex. Vertex will retain all rights to pursue an infringement of any Patent solely owned by Vertex and Vertex will retain all recoveries with respect thereto.

8.6 Patent Listing. Following the License Effective Date for a Vertex Target, Vertex will have the sole right, but not the obligation, to submit to all applicable Regulatory Authorities patent information pertaining to each applicable Licensed Product pursuant to 21 U.S.C. § 355(b)(1)(G), any similar statutory or regulatory requirement enacted in the future, or any similar statutory or regulatory requirement in any non-U.S. country or other regulatory jurisdiction.

8.7 CREATE Act. Notwithstanding anything to the contrary in this ARTICLE 8, neither Party will have the right to make an election under the CREATE Act when exercising its rights under this ARTICLE 8 without the prior written consent of the other Party, which will not be unreasonably withheld, conditioned or delayed. With respect to any such permitted election, the Parties will use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act. Notwithstanding the foregoing, the other Party’s consent under this Section 8.7 will not be required in connection with an obviousness-type double patenting rejection in any patent application claiming a Collaboration Compound, Licensed Product, or uses thereof.

8.8 Patent Term Extension. On a Vertex Target-by-Vertex Target basis, solely following the License Effective Date for such Vertex Target and solely with respect to the Company Product-Specific Patents, Joint Product-Specific Patents and Vertex Assigned Patents applicable to Licensed Products directed against such Vertex Target, as between the Parties, Vertex will be solely responsible for obtaining patent term restoration in any country in the Territory under any statute or regulation equivalent or similar to 35 U.S.C. § 156, where applicable to a Licensed Product directed against the applicable Vertex Target. In exercising the foregoing responsibility with respect to a Vertex Target following the License Effective Date for such Vertex Target, Vertex will determine which relevant Company Product-Specific Patents, Joint Product-Specific Patents and Vertex Assigned Patents will be extended (including, without limitation, by filing supplementary protection certificates and any other extensions that are now or in the future become available). Company will abide by Vertex’s determination and cooperate, as reasonably requested by Vertex, in connection with the foregoing (including by providing appropriate information and executing appropriate documents), at Vertex’s cost.

8.9 Recording. If Vertex deems it necessary or desirable to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate Governmental Authority in one or more jurisdictions in the Territory, Company will reasonably cooperate to execute and deliver to Vertex any documents accurately reflecting or evidencing this Agreement that are necessary or desirable, in Vertex’s reasonable judgment, to complete such registration or recordation. Vertex will reimburse Company for all reasonable Out-of-Pocket Costs, including attorneys’ fees, incurred by Company in complying with the provisions of this Section 8.9.

8.10 Unitary Patent System. Vertex will have the exclusive right to opt-in or opt-out of the EU Unitary Patent System for all Product-Specific Patents. For clarity, “to opt-in or optout” refers to both the right to have or have not a European patent application or an issued European patent registered to have unitary effect within the meaning of Regulation (EU) No 1257/2012 of December 17, 2012 as well as the Agreement on a Unified Patent Court as of February 19, 2013; and to the right to opt-in or opt-out from the exclusive competence of the Unified Patent Court in accordance with Article 83 (3) of that Agreement on a Unified Patent Court. Without limiting the generality of the foregoing, unless a Party or its Affiliate has expressly opted in to the EU Unitary Patent System with respect to a given Patent, the other Party will not initiate any action under the EU Unitary Patent System without such Party’s prior written approval, such approval to be granted or withheld in such Party’s sole discretion.

8.11 Trademarks. Following Option Exercise with respect to a Collaboration Target, all trademarks, trade dress and copyrights used in connection with the Commercialization of the Licensed Products directed against such Collaboration Target in the Field in the Territory will be selected and owned exclusively by Vertex.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1 Representations and Warranties of Vertex. Vertex hereby represents and warrants to Company, as of the Effective Date, that:

(a) Vertex is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(b) Vertex (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (ii) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c) this Agreement has been duly executed and delivered on behalf of Vertex, and constitutes a legal, valid and binding obligation, enforceable against Vertex in accordance with the terms hereof, except to the extent that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, or (ii) laws governing specific performance, injunctive relief and other equitable remedies;

(d) the execution, delivery and performance of this Agreement by Vertex will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which either entity is a party or by which either entity is bound, or violate any Applicable Law of any governmental body or administrative or other agency having jurisdiction over Vertex;

(e) Vertex has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Agreement; and

(f) Vertex has not employed (and, to the best of its knowledge, has not used a contractor or consultant that has employed) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with this Agreement.

9.2 Representations and Warranties of Company. Company hereby represents and warrants to Vertex, as of the Effective Date, that:

(a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(b) it (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (ii) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c) this Agreement has been duly executed and delivered on behalf of Company, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except to the extent that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, or (ii) laws governing specific performance, injunctive relief and other equitable remedies;

(d) the execution, delivery and performance of this Agreement by Company will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, or violate any Applicable Law of any governmental body or administrative or other agency having jurisdiction over it;

(e) it has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Agreement;

(f) the Company Background Technology constitutes all of the Patents and, except as expressly set forth on Schedule 9.2(f), Know-How, owned by or licensed to Company or its Affiliates that are necessary or useful to Research, Develop, Manufacture or Commercialize Collaboration Compounds and Licensed Products in the Field;

(g) to Company’s Knowledge, the practice of the Degrader Platform by Company as contemplated by this Agreement will not constitute misappropriation of any Know-How of any Third Party;

(h) Company is the sole and exclusive owner of all Company Background Patents and, to Company’s Knowledge, except as expressly set forth on Schedule 9.2(h), all Company Background Know-How, that exist as of the Effective Date, each of which is free and clear of any liens, charges and encumbrances (other than licenses granted to Third Parties that are not inconsistent with the options, rights and licenses (or sublicenses, as the case may be) granted to Vertex hereunder as of the Effective Date), and, as of the Effective Date, neither any license granted by Company or its Affiliates to any Third Party, nor any license granted by any Third Party to the Company or its Affiliates conflicts with the options, rights and licenses (or sublicenses, as the case may be) granted to Vertex hereunder as of the Effective Date, and Company is entitled to grant all options, rights and licenses (or sublicenses, as the case may be) under the Company Background Patents and, to Company’s Knowledge, all Company Background Know-How, in each case, that it purports to grant to Vertex under this Agreement;

(i) Schedule 1.46 sets forth a true, correct and complete list of all Company Background Patents as of the Effective Date and indicates whether such Patent is owned by Company or licensed by Company from a Third Party and if so, identifies the licensor or sublicensor from which the Patent is licensed;

(j) to Company’s Knowledge, all issued Patents within the Company Background Patents are in full force and effect. To Company’s Knowledge, all Company Background Patents have been Prosecuted and Maintained from the respective patent offices in accordance with Applicable Law. Company has not received any written claims that any issued Company Background Patent is invalid or unenforceable;

(k) with respect to the Company Background Patents, Company has obtained assignments from the inventors of all inventorship rights relating to such Patents, and all such assignments of inventorship rights relating to such Patents have been properly executed and recorded in the relevant U.S. and foreign patent offices;

(l) Company and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all Company Background Know-How that constitutes trade secrets under Applicable Law (including requiring all employees, consultants and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants and independent contractors to maintain the confidentiality of such Company Background Know-How) and, to Company’s Knowledge, such Company Background Know-How has not been used, disclosed to or discovered by any Third Party except pursuant to such confidentiality agreements and to Company’s Knowledge there has not been a breach by any party to such confidentiality agreements;

(m) no Company Background Technology is subject to any funding agreement with any government or governmental agency;

(n) there are not judgments or settlements against Company or any of its Affiliates, or, to Company’s Knowledge, pending or threatened claims or litigation, in each case in connection with the Company Background Technology or relating to the transactions contemplated by this Agreement; and

(o) Company has not employed (and, to the best of its Knowledge, has not used a contractor or consultant that has employed) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with this Agreement.

9.3 Vertex Covenants. Vertex hereby covenants to Company that, except as expressly permitted under this Agreement:

(a) Vertex will, and will require its Affiliates and Subcontractors to comply with all Applicable Law in its and their conduct of activities pursuant to this Agreement, including where appropriate GMP, GCP and GLP (or similar standards);

(b) all employees and subcontractors of Vertex performing Research, Development, Manufacturing or Commercialization activities hereunder on behalf of Vertex will be obligated to assign to Vertex all right, title and interest in and to any inventions that constitute Degrader Agreement Technology developed by them in the conduct of such Research, Development, Manufacturing or Commercialization activities, whether or not patentable, other than (i) any improvements to the proprietary core or platform technology owned or in-licensed by any Subcontractor or its Affiliates or (ii) academic collaborators acting as Subcontractors; provided that, in the case of this clause (ii), Vertex obtains a sublicenseable license from such academic collaborator under any such inventions and intellectual property rights therein unless otherwise agreed in writing by Company;

(c) where this Agreement refers to an action or obligation to be undertaken by Vertex’s Affiliates, Vertex will cause such Affiliates to undertaken such obligations or other actions, and Vertex will be responsible and liable for any acts or omissions by its Affiliates.

(d) Vertex will not engage directly or indirectly, in any capacity in connection with this Agreement any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction; and

(e) Vertex will inform Company in writing promptly if it or any Person engaged by Vertex or any of its Affiliates who is performing services under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Vertex’s knowledge, is threatened, relating to the debarment or conviction of Vertex, any of its Affiliates or any such Person performing services hereunder or thereunder.

9.4 Company Covenants. Company hereby covenants to Vertex that, except as expressly permitted under this Agreement:

(a) Company will, and will require its Affiliates and Subcontractors to, comply with all Applicable Law in its and their conduct of the Research Activities and Follow- On Research, including where appropriate GMP, GCP and GLP (or similar standards);

(b) Company will maintain and not breach in a manner that could reasonably be expected to give rise to a termination right of the licensor party, and will cause its Affiliates to maintain and not breach in a manner that could reasonably be expected to give rise to a termination right of the licensor party, any Collaboration In-License Agreement;

(c) Company will promptly notify Vertex in writing of any material breach by Company or its Affiliate or a Third Party of any Collaboration In-License Agreement, and in the event of a breach by Company or its Affiliate, will permit Vertex to cure such breach on Company’s or its Affiliates behalf upon Vertex request, subject to the terms of the applicable Collaboration In-License Agreement;

(d) Company will not, and will cause its Affiliates not to, amend, modify or terminate any Collaboration In-License Agreement in a manner that would adversely affect Vertex’s rights hereunder without first obtaining Vertex’s written consent;

(e) Company will not, and will cause its Affiliates not to, amend, modify or terminate the Existing Third Party Agreement in a manner that would adversely affect Vertex’s rights hereunder without first obtaining Vertex’s written consent;

(f) where this Agreement refers to an action or obligation to be undertaken by Company’s Affiliates, Company will cause such Affiliates to undertaken such obligations or other actions, and Company will be responsible and liable for any acts or omissions by its Affiliates;

(g) neither Company nor any of its Affiliates will effect any corporate restructuring or enter into any new agreement or otherwise obligate itself to any Third Party, or amend an existing agreement with a Third Party, in each case, in a manner that conflicts with or otherwise adversely affects the options, rights and licenses (or sublicenses, as the case may be) granted to Vertex hereunder; provided that nothing herein shall restrict Company or an Affiliate of Company that is such an Affiliate as a result of controlling Company (with such control being determined as described in Section 1.5), if any, from undergoing a Change of Control or effectuating an assignment in accordance with Section 13.1;

(h) Company will not, and will cause its Affiliates not to (i) license, sell, assign or otherwise transfer to any Person any Licensed Technology (or agree to do any of the foregoing) or (ii) incur or permit to exist, with respect to any Licensed Technology, any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties or other restriction (including in connection with any indebtedness), in each case, that would conflict with, limit, impair or restrict the options, rights and licenses (or sublicenses, as the case may be) granted to Vertex hereunder, including by entering into or otherwise allowing itself or its Affiliates to be subject to any agreement pursuant to which any Know-How or Patents owned or in-licensed by Company or its Affiliates that would, absent such agreement, constitute Licensed Technology under this Agreement cease to be Controlled by Company; provided that nothing herein shall restrict Company or an Affiliate of Company that is such an Affiliate as a result of controlling Company (with such control being determined as described in Section 1.5), if any, from undergoing a Change of Control or effectuating an assignment in accordance with Section 13.1;

(i) all employees and Subcontractors of Company performing Research or Development activities hereunder on behalf of Company will be obligated to assign to Company all right, title and interest in and to any inventions developed by them related to this Agreement, whether or not patentable, other than (i) any improvements to the proprietary core or platform technology owned or in-licensed by any Subcontractor or its Affiliates or (ii) academic collaborators acting as Subcontractors; provided that, in the case of this clause (ii), Company obtains a sublicenseable license from such academic collaborator under any such inventions and intellectual property rights therein unless otherwise agreed in writing by Vertex;

(j) Company will not engage directly or indirectly, in any capacity in connection with this Agreement any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction; and

(k) Company will inform Vertex in writing promptly if it or any Person engaged by Company or any of its Affiliates who is performing services under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Company’s knowledge, is threatened, relating to the debarment or conviction of Company, any of its Affiliates or any such Person performing services hereunder or thereunder.

9.5 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED IN THIS AGREEMENT), INCLUDING WITH RESPECT TO ANY PATENTS OR KNOW-HOW, OR MATERIALS, INCLUDING WARRANTIES OF VALIDITY OR ENFORCEABILITY OF ANY PATENTS, TITLE, QUALITY, COMPLETENESS, ACCURACY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, PERFORMANCE, AND NONINFRINGEMENT OF ANY THIRD PARTY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS. WITHOUT LIMITING THE FOREGOING, NEITHER PARTY MAKES ANY REPRESENTATION, WARRANTY OR GUARANTEE THAT ANY PROGRAM WILL BE SUCCESSFUL, THAT ANY OTHER PARTICULAR RESULTS WILL BE ACHIEVED WITH RESPECT TO ANY PROGRAM OR ANY COLLABORATION COMPOUND OR LICENSED PRODUCT HEREUNDER.

ARTICLE 10

INDEMNIFICATION; INSURANCE; LIMITATIONS

10.1 Indemnification.

10.1.1 Indemnification by Vertex. Vertex will indemnify, defend and hold harmless Company, its Affiliates, and its and its Affiliates’ employees, officers, directors and agents and their respective successors, heirs and assigns (each, a “Company Indemnified Party”) from and against any liability, loss, damage or expense (including reasonable attorneys’ fees and expenses) (collectively, “Liability”) that the Company Indemnified Party may incur or otherwise be required to pay to one or more Third Parties in connection with any Third Party suit, investigation, claim or demand resulting from or arising out of:

(a) the Research, Development, Manufacture, Commercialization or use of any Collaboration Compound or Licensed Product by, on behalf of, or under the authority of, Vertex (other than by any Company Indemnified Party);

(b) the material breach by Vertex of any of its representations, warranties or covenants set forth in this Agreement; or

(c) the negligence or intentional acts of Vertex or any Vertex Indemnified Party; and except, in each case ((a)-(c)), to the extent such claims fall within the scope of Company’s indemnification obligations under Section 10.1.2 (or would have had the Third Party claim been made against Vertex under this Agreement) as to which Liability each Party will indemnify the other to the extent of their respective liability.

10.1.2 Indemnification by Company. Company will indemnify, defend and hold harmless Vertex, its Affiliates and its and its Affiliates’ employees, officers, directors and agents and their respective successors, heirs and assigns (each, a “Vertex Indemnified Party”) from and against any Liability that the Vertex Indemnified Party may incur or otherwise be required to pay to one or more Third Parties in connection with any Third Party suit, investigation, claim or demand resulting from or arising out of:

(a) Company’s or its Affiliate’s Research, Development, Manufacture or Commercialization of any Collaboration Compound or Licensed Product prior to Option Exercise with respect to the applicable Collaboration Target;

(b) Company’s or its Affiliate’s research, development, manufacture or commercialization of any Degrader directed against a Terminated Target;

(c) the material breach by Company of any of its representations, warranties or covenants set forth in this Agreement; or

(d) the negligence or intentional acts of Company or any Company Indemnified Party; and except, in each case ((a)-(d)), to the extent such claims fall within the scope of Vertex’s indemnification obligations under Section 10.1.1 (or would have had the Third Party claim been made against Company under this Agreement) as to which Liability each Party will indemnify the other to the extent of their respective liability.

10.1.3 Procedure. Each Party will notify the other Party in writing if it becomes aware of a claim for which such Party may seek indemnification hereunder. If any Proceeding (including any governmental investigation) is instituted against a Party with respect to which indemnity may be sought pursuant to Section 10.1.1 or 10.1.2, as applicable, such Party (the “Indemnified Party”) will give prompt written notice of the indemnity claim to the other Party (the “Indemnifying Party”) and provide the Indemnifying Party with a copy of any complaint, summons or other written notice that the Indemnified Party receives in connection with any such claim. An Indemnified Party’s failure to deliver such written notice will relieve the Indemnifying Party of liability to the Indemnified Party under Section 10.1.1 or 10.1.2, as applicable, only to the extent such delay is prejudicial to the Indemnifying Party’s ability to defend such claim and allow the Indemnifying Party to assume the defense of claim. Provided that the Indemnifying Party is not contesting the indemnity obligation, the Indemnified Party will permit the Indemnifying Party to control any litigation relating to such claim and the disposition of such claim by negotiated settlement or otherwise (subject to this Section 10.1) and any failure to contest such obligation prior to assuming control will be deemed to be an admission of the obligation to indemnify. The Indemnifying Party will act reasonably and in good faith with respect to all matters relating to such claim and will not settle or otherwise resolve such claim without the Indemnified Party’s prior written consent, which will not be unreasonably withheld, conditioned or delayed; provided that such consent will not be required with respect to any settlement involving only the payment of monetary awards for which the Indemnifying Party will be fully-responsible. The Indemnified Party will cooperate with the Indemnifying Party in the Indemnifying Party’s defense of any claim for which indemnity is sought under this Agreement, at the Indemnifying Party’s cost and expense.

10.2 Insurance. Throughout the Term, Company and Vertex will respectively, at their own cost and expense, obtain and maintain the insurance coverage listed on Schedule 10.2 from insurance carriers licensed to do business under the laws of the country, state, commonwealth, province, or territory in which such Party’s obligations are provided, with insurers that carry a rating of at least an A- VII or better from A.M. Best. Each Party will furnish to the other Party evidence of such insurance upon request. Notwithstanding the foregoing, Vertex may self-insure to the extent that it self-insures other activities.

10.3 Limitation of Consequential Damages. Except for (a) claims of a Third Party that are subject to indemnification under this ARTICLE 10, (b) claims arising out of a Party’s willful misconduct or (c) a Party’s breach of Section 5.6, 5.8 or 5.9 or ARTICLE 12, neither Party nor any of its Affiliates will be liable to the other Party or its Affiliates for any incidental, consequential, special, punitive or other indirect damages or lost or imputed profits or royalties, lost data or cost of procurement of substitute goods or services, whether liability is asserted in contract, tort (including negligence and strict product liability), indemnity or contribution, and irrespective of whether that Party or any representative of that Party has been advised of, or otherwise might have anticipated the possibility of, any such loss or damage.

ARTICLE 11

TERM; TERMINATION

11.1 Term; Expiration. This Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this ARTICLE 11, will expire as follows (such period, the “Term”):

(a) on a country-by-country and Licensed Product-by-Licensed Product basis, on the date of expiration of all payment obligations under this Agreement with respect to such Licensed Product in such country; and

(b) in its entirety (i) upon the expiration of all payment obligations under this Agreement with respect to all Licensed Products in all countries pursuant to Section 11.1(a) or (ii) upon the termination of this Agreement with respect to all Collaboration Targets pursuant to clause (a) of Section 11.2.1.

11.2 Termination of the Agreement.

11.2.1 Automatic Termination of Collaboration Target. If (a) Vertex fails to timely exercise an Option with respect to a Collaboration Target in accordance with Section 4.1.1 prior to the applicable Option Deadline, or (b) Company substitutes a Reserved Target or other Target for a Collaboration Target in accordance with Section 2.3.1, this Agreement shall automatically terminate with respect to such Collaboration Target, and, for clarity, such Collaboration Target shall become a Terminated Target, with no further action by the Parties.

11.2.2 Vertex’s Termination for Convenience. Vertex may terminate this Agreement, either in its entirety or on a Collaboration Target-by-Collaboration Target basis, for convenience by providing written notice of its intent to terminate to Company, in which case, such termination will be effective [***] after Company’s receipt of such written notice, and, for clarity, any such Collaboration Target, or each Collaboration Target to the extent this Agreement is terminated in its entirety, shall become a Terminated Target.

11.2.3 Termination for Material Breach.

(a) Vertex’s Right to Terminate. If Vertex believes that Company is in material breach of this Agreement, Vertex may deliver written notice of such material breach to Company. If the breach is curable, Company will have [***] following its receipt of such written notice to cure such breach. If Company fails to cure such breach within such [***] period or the breach is not subject to cure (a “Company Breach Event”), (i) Vertex may terminate this Agreement, in its entirety or with respect to the particular Collaboration Target to which the breach relates, by providing written notice to Company, in which case, this Agreement will terminate in its entirety or with respect to such Collaboration Target, as applicable, on the date on which Company receives such written notice or (ii) Vertex may elect to exercise the alternate remedy provision set forth in Section 11.3; provided, however, that if (A) the relevant breach is curable, but not reasonably curable within [***], and (B) Company is making a bona fide effort to cure such breach, Vertex’s right to terminate this Agreement or elect to exercise the alternate remedy provision set forth in Section 11.3 on account of such breach will be suspended for so long as Company is continuing to make such bona fide effort to cure such breach and if such breach is successfully cured, Vertex will no longer have the right to terminate this Agreement or elect to exercise the alternate remedy provisions set forth in Section 11.3 on account of such breach.

(b) Company’s Right to Terminate.

(i) If Company believes that Vertex is in material breach of this Agreement, Company may deliver written notice of such material breach to Vertex. If the breach is curable, Vertex will have [***] following its receipt of such written notice to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] following its receipt of such written notice). If Vertex fails to cure such breach within the [***] or [***] period, as applicable, or the breach is not subject to cure, Company may terminate this Agreement, solely with respect to the particular Collaboration Target to which the breach relates (or, if such breach relates to all Collaboration Targets, with respect to this Agreement in its entirety), by providing written notice to Vertex, in which case, this Agreement will terminate with respect to the applicable Collaboration Target (or, if applicable, in its entirety) on the date on which Vertex receives such written notice; provided, however, that if (i) the relevant breach (A) does not involve Vertex’s failure to make a payment when due and (B) is curable, but not reasonably curable within [***], and (ii) Vertex is making a bona fide effort to cure such breach, Company’s right to terminate this Agreement on account of such breach will be suspended for so long as Vertex is continuing to make such bona fide effort to cure such breach and if such breach is successfully cured, Company will no longer have the right to terminate this Agreement on account of such breach.

(ii) If Vertex or its Affiliates (A) commences or actively and voluntarily participates in any action or proceeding (including any patent opposition or reexamination proceeding), or otherwise asserts any claim, challenging or denying the validity or enforceability of any claim of any Company Background Patent, Company Agreement Patent or Joint Agreement Patent or (B) actively and voluntarily assists, or directs or supports any other Person in bringing or prosecuting any action or proceeding (including any patent opposition or reexamination proceeding) challenging or denying the validity or enforceability of any claim of any Company Background Patent, Company Agreement Patent or Joint Agreement Patent (each of (A) and (B), a “Patent Challenge”), then, to the extent permitted by Applicable Law, Company shall have the right, in its sole discretion, to terminate this Agreement with respect to any Collaboration Target to which such Patent relates, upon written notice to Vertex, [***] following such notice, and, unless Vertex withdraws or causes to be withdrawn all such challenge(s) (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges that Vertex does not have the power to unilaterally withdraw or cause to be withdrawn, Vertex ceases assisting any other party to such Patent Challenge and, to the extent Vertex is a party to such Patent Challenge, it withdraws from such Patent Challenge within such [***] period), this Agreement shall automatically terminate with respect to any Collaboration Target to which such Patent relates. The foregoing right to terminate shall not apply with respect to any Patent Challenge where the Patent Challenge is made in defense of an assertion of the relevant Patent that is first brought by Company against Vertex. For the avoidance of doubt, any participation by Vertex or its employees in any claim, challenge or proceeding in response to a subpoena or as required under a pre-existing agreement between Vertex’s employee(s) or consultant(s) and their prior employer(s) shall not constitute active and voluntary participation or assistance and shall not give rise to Company’s right to terminate this Agreement.

(iii) On a Vertex Target-by-Vertex Target basis, if Vertex and its Affiliates and Sublicensees cease all Research, Development and Commercialization activities with respect to Collaboration Compounds or Licensed Products directed against such Vertex Target for a period of not less than [***], and such cessation is not due to a requirement of a Regulatory Authority, a Force Majeure, a delay by a supplier or other vendor or any similar event outside of Vertex’s or its Affiliates’ or Sublicensees’ reasonable control, Company shall have the right to terminate this Agreement with respect to such Collaboration Target upon [***] written notice thereof to Vertex.

11.2.4 Disputes Regarding Material Breach. Notwithstanding the foregoing, if the Breaching Party in Section 11.2.3 disputes in good faith the existence, materiality, or failure to cure of any breach, and provides written notice to the Non-Breaching Party of such dispute within the relevant cure period, the Non-Breaching Party will not have the right to terminate this Agreement in accordance with Section 11.2.3, or the right to exercise the alternative remedy provision of 11.3, as applicable, unless and until the relevant dispute has been resolved. During the pendency of such dispute, all the terms of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.

11.2.5 Termination for Insolvency. If, at any time during the Term, either Party makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within [***] after the filing thereof (each, an “Insolvency Event”), the other Party may terminate this Agreement in its entirety by providing written notice of its intent to terminate this Agreement to such Party, in which case, this Agreement will terminate on the date on which such Party receives such written notice.

11.3 Alternative Remedy to Termination. If a Company Breach Event occurs, and Vertex has the right to terminate this Agreement in accordance with Section 11.2.3(a) (including expiration of any applicable cure periods thereunder), in lieu of exercising such termination right, Vertex may elect the alternative remedy provision of this Section 11.3 by providing written notice of such election to Company before the end of such applicable cure period, in which case, this Agreement will continue in full force and effect, provided that starting immediately after the end of such applicable cure period, the Milestone Payments under Section 7.5 will be reduced by [***] and royalty payments under Section 7.6 will be reduced by [***] (after giving effect to all other applicable deductions under such Section 7.6).

11.4 Consequences of Expiration or Termination of the Agreement.

11.4.1 In General. If this Agreement expires or is terminated in its entirety or with respect to one or more Collaboration Targets by a Party pursuant to Section 11.2, the following terms will apply to this Agreement, either in its entirety or with respect to the Collaboration Targets that are the subject of such termination, as the case may be:

(a) except in the case of Company for any Confidential Information of Vertex that is Vertex Reversion Technology, each Party will take all action required under Section 12.3;

(b) termination or expiration of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such expiration or termination. Such expiration or termination will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement;

(c) if this Agreement is terminated in its entirety, the JAC and IP Committee will be dissolved as of the effective date of such termination; and

(d) the following provisions of this Agreement will survive the expiration or termination of this Agreement: ARTICLE 1 (to the extent the definitions or schedules are used in other surviving provisions), Section 5.4, Section 5.6.1(a) (for the applicable time period set forth therein), Section 5.6.2(a) (for the applicable time period set forth therein), Section 5.6.2(c), Section 5.6.2(d), Section 5.6.3 (for the applicable time period set forth therein), Section 5.7, Section 5.8 (for the applicable time periods set forth in the surviving provisions of

Section 5.6.1, Section 5.6.2 or Section 5.6.3), Section 5.9 (for the applicable time periods set forth in the surviving provisions of Section 5.6.1, Section 5.6.2 or Section 5.6.3), Section 5.10, Section 5.11 (for the applicable time periods set forth therein), Section 5.12 (for the applicable time periods set forth therein), Sections 7.1 through 7.2 (inclusive, solely to the extent the amounts set forth therein have not already been paid), Sections 7.3 through 7.7 (inclusive, solely to the extent applicable and with respect to any amounts due prior to expiration or termination), Section 7.9 (solely to the extent applicable and with respect to any amounts due prior to expiration or termination), Sections 7.10 through 7.13 (inclusive, solely to the extent applicable or with respect to an accrued obligation otherwise contemplated by Section 11.4.1(b)), Section 8.1.1, Section 8.1.2, Section 8.5 (with respect to proceedings to the extent relating to events occurring prior to the effective date of termination) Section 9.5, Section 10.1, Section 10.3, this Section 11.4, Sections 12.1 through 12.5 (inclusive and for the time period set forth therein) and ARTICLE 13.

11.4.2 Effects of Termination. If this Agreement is terminated in its entirety or with respect to one or more Collaboration Targets by a Party pursuant to Section 11.2 or if a Collaboration Target otherwise becomes a Terminated Target, the following terms will apply with respect to any Collaboration Targets that are the subject of such termination, as the case may be:

(a) if such termination occurs prior to Option Exercise, the Option granted to Vertex with respect to the Terminated Target(s) shall terminate;

(b) except as set forth in Section 11.4.2(e), the Exclusive License with respect to all Collaboration Compounds and Licensed Products directed against the Terminated Target(s) will terminate;

(c) except as set forth in this Section 11.4, each Parties’ rights and obligations under this Agreement with respect to the Terminated Target(s) shall automatically cease as of the Assessment Time;

(d) any permitted Sublicense of Vertex with respect to the Terminated Targets, as applicable, will, at the Sublicensee’s option, survive such termination on the condition that the relevant Sublicensee is not in material breach of any of its obligations under such Sublicense. In order to effect this provision, at the request of the Sublicensee, Company will enter into a direct license with the Sublicensee on terms that are substantially the same terms as the applicable terms (including economic terms) of this Agreement; provided that (i) Company will not be required to undertake obligations in addition to those required by this Agreement, (ii) Company’s right under such direct license will be consistent with its rights under this Agreement, taking into account the scope of the license granted under such direct license, (iii) the license grant by Company to such Sublicensee shall only include the Licensed Technology in existence as of the effective date of termination and Vertex Reversion Technology with respect to Reversion Products and Program Degraders (as applicable) and (iv) Company will not be required to grant to such Sublicensee any then-unexercised rights granted to Vertex under Section 5.11 or Section 5.12;

(e) subject to patient and other ethical considerations, Vertex shall winddown any ongoing Clinical Trials for any Licensed Product directed against the Terminated Target(s) in accordance with Applicable Law, at Vertex’s cost;

(f) solely in the case of termination with respect to a Terminated Other Target, effective as of the Assessment Time, Vertex hereby grants to Company an exclusive, royalty-bearing, irrevocable, perpetual, license, which Company may sublicense through multiple tiers, under all Vertex Reversion Technology to research, develop, manufacture, have manufactured, use, sell, offer for sale, import, export and commercialize (i) any Collaboration Compound or Licensed Product directed against such Terminated Other Target (each a “Reversion Product”) and (ii) any Degrader that constitutes an improvement, modification or derivative of such Collaboration Compound or Licensed Product made by or on behalf of Company or any of its Affiliates or licensees and that is directed against such Terminated Other Target (each of (i) and (ii), a “Program Degrader”), in each case ((i) and (ii)), in the Field in the Territory; provided that if the grant of such license to Company with respect to any Know-How or Patent included in the Vertex Reversion Technology or Company’s exercise of such license would trigger a royalty or other payment to a Third Party or would require compliance with any provision of any license between Vertex and a Third Party, Vertex will so notify Company in writing and such Know-How or Patent will only be included in the foregoing license if, following receipt of such notice, Company agrees in writing to reimburse Vertex for all such payments to such Third Party and comply with any such provision; and

(g) solely in the case of termination with respect to a Terminated Other Target, Company will pay Vertex or its designated Affiliate a royalty as set forth below, depending on the stage at which such [***] (defined mutatis mutandis with Section 1.139) of Program Degraders directed against such Terminated Other Target (including Net Sales by Company’s Affiliates and licensees):

Stage of Terminated Other Target at Time of Termination	Royalty Rate (%)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

The terms of Sections 7.6.2 and 7.10-7.13 will apply with respect to Company’s payment of such royalty, mutatis mutandis; and

(h) solely in the case of termination with respect to a Terminated Other Target, Vertex will, as promptly as practicable,

(i) assign and transfer to Company or its designee ownership of all Marketing Approvals, Regulatory Filings and Price Approvals solely relating to the Research, Development, Manufacture or Commercialization of any Reversion Product;

(ii) transfer to Company or its designee copies of all material correspondence and conversation logs with Regulatory Authorities in Vertex’s possession or control related to any Reversion Product in the Territory and all material data, reports, records and other sales and marketing related information in Vertex’s possession or control that relate solely to the Research, Development, Manufacture, Commercialization of the Reversion Products in the Territory;

(iii) at Company’s request, appoint Company as Vertex’s or Vertex’s Affiliates’ or Sublicensees’ agent for all Reversion Product related matters in the Territory involving Regulatory Authorities until all Marketing Approvals, Regulatory Filings and Price Approvals in the Territory have been assigned to Company or its designee and in the event of a failure to obtain assignment, Vertex will consent and grant Company the right to access and reference (without any further action on the part of Vertex) any Marketing Approvals, Regulatory Filings or Price Approvals;

(iv) assign to Company or its designated Affiliate all Vertex Assigned Patents with respect to Licensed Products directed against such Terminated Other Target and will take all actions and provide Company with all reasonably requested assistance to effect such transfer and assignment and will execute any and all documents necessary to perfect such transfer and assignment;

(v) no later than [***] following such termination, transfer to Company or its designee (A) a copy of all Know-How that constitutes Vertex Reversion Technology, including any documentation (whether held in paper or electronic format) or similar removable media (including e-mails, documents, spreadsheets, copies of standard operating procedures or technical specifications), in Vertex’s possession or control, and (B) any Materials transferred by Company to Vertex in accordance with Section 2.8 that relate to such Terminated Other Target;

(vi) if the effective date of termination is after the First Commercial Sale of a Reversion Product, then at Company’s request, to the extent permitted by Applicable Law, Vertex or its Affiliate will, and Vertex will use Commercially Reasonable Efforts to cause its Sublicensee, if applicable, to, appoint Company as its exclusive distributor of such Reversion Product in the Territory and grant Company the right to appoint sub-distributors, until such time as all Regulatory Filings, Marketing Approvals and Price Approvals in the Territory have been transferred to Company or its designee;

(vii) if Vertex or its Affiliate or Sublicensee is the sole source Manufacturer of finished product with respect to Reversion Products on the effective date of termination of this Agreement, then at Company’s reasonable request, Vertex or its Affiliate will, and Vertex will use Commercially Reasonable Efforts to cause its Sublicensee to, negotiate in good faith to enter into a commercially reasonable supply agreement pursuant to which Vertex or such Affiliate would supply such finished product to Company for a reasonable period of time, not to exceed the earlier of [***];

(viii) at Company’s reasonable request, use Commercially Reasonable Efforts to facilitate the establishment of a business relationship between Company and any Third Party Subcontractor that Vertex has engaged in the Research, Development, Manufacture or Commercialization of a Reversion Product, including by facilitating introductions with such Subcontractors, and use Commercially Reasonable Efforts to assign to Company any agreements with any such Third Party Subcontractor that are exclusively related to a Reversion Product;

(ix) promptly transfer and assign to Company all of Vertex’s and its Affiliates’ rights, title, and interests in and to any trademarks (if any) exclusively used in connection with the Reversion Products (but not any Vertex house marks or any trademark containing the word “Vertex”) owned by Vertex and used for the Reversion Products in the Territory, if applicable; and

(x) transfer to Company any inventory of the Reversion Products (if any) in the possession or control of Vertex or its Affiliates as of the termination date, at Company’s cost for both the transport of the same and reimbursement of Vertex’s (or Affiliate’s or Sublicensee’s) fully burdened manufacturing cost for such inventory.

ARTICLE 12

CONFIDENTIALITY

12.1 Confidentiality. During the Term and for [***] thereafter, each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder will: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not publish, or allow to be published, and not otherwise disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information to any Third Party; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose, except, in each case, to the extent expressly permitted under this Agreement or otherwise agreed in writing. Without limiting the generality of the foregoing, to the extent that either Party provides the other Party any Confidential Information owned by any Third Party, the Receiving Party will handle such Confidential Information in accordance with the terms of this ARTICLE 12 applicable to a Receiving Party.

12.2 Authorized Disclosure. Notwithstanding Section 12.1, each Party may disclose the other Party’s Confidential Information to the extent such disclosure is reasonably necessary to:

(a) file or prosecute patent applications as contemplated by this Agreement;

(b) prosecute or defend litigation;

(c) its actual or potential Sublicensees (solely in the case of Vertex) and actual or potential Subcontractors, in each case, in connection with the exercise of its rights and performance of its obligations under this Agreement; provided that such disclosure is covered by terms of confidentiality at least as restrictive as those set forth herein;

(d) subject to the remainder of this Section 12.2, its advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners, financing sources or investors and underwriters on a need to know basis; provided that such disclosure is covered by terms of confidentiality similar to those set forth herein (which may include professional ethical obligations); or

(e) comply with Applicable Law (including to obtain and maintain Marketing Approvals for a Licensed Product).

If a Party deems it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to Sections 12.2(a), 12.2(b) or 12.2(e), the Disclosing Party will, to the extent possible, give reasonable advance notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such information.

Notwithstanding anything to the contrary contained herein, in no event may Company disclose Vertex’s Confidential Information to any Third Party (including any of Company’s investors, collaborators or licensees) engaged in the research, development, manufacture or commercialization of pharmaceutical products, other than to actual or potential Subcontractors. Notwithstanding anything to the contrary contained herein, in no event may Vertex disclose Company’s Confidential Information to any Third Party (including any of Vertex’s investors, collaborators or licensees) engaged in the research, development, manufacture or commercialization of pharmaceutical products, other than to actual or potential Subcontractors or Sublicensees.

12.3 Expiration or Termination of this Agreement. Following the expiration or termination of this Agreement, if requested by the Disclosing Party, at the Receiving Party’s election, the Receiving Party will return or destroy, all data, files, records and other materials containing or comprising the Disclosing Party’s Confidential Information, except to the extent such Confidential Information is necessary or useful to conduct surviving obligations or exercise surviving rights. Notwithstanding the foregoing, (a) the Receiving Party will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes and (b) the Receiving Party will not be required to delete or destroy any electronic back-up tapes or other electronic back-up files that have been created solely by the Receiving Party’s automatic or routine archiving and back-up procedures, to the extent created and retained in a manner consistent with its or their standard archiving and back-up procedures.

12.4 SEC Filings and Other Disclosures. Either Party may disclose the terms of this Agreement to the extent required to comply with Applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory; provided that such Party will provide the other Party a reasonable opportunity to review such disclosure and reasonably consider the other Party’s comments regarding confidential treatment sought for such disclosure.

12.5 Residual Knowledge Exception. Notwithstanding any provision of this Agreement to the contrary, a Receiving Party may use any Residual Knowledge for any purpose; provided that, for clarity, this right to use Residual Knowledge does not represent a license to any Patents owned or Controlled by the Disclosing Party. Notwithstanding the foregoing, this Section 12.5 shall not apply to any Know-How Controlled by Company through a Collaboration In-License Agreement, unless such Collaboration In-License Agreement includes terms and conditions that permit such use, provided that Company discloses to Vertex, in accordance with Section 7.7 with respect to each Collaboration In-License Agreement, whether such Collaboration In-License Agreement permits such use. Any use made by the Receiving Party of Residual Knowledge is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed at the Receiving Party’s sole risk.

12.6 Public Announcements; Publications.

12.6.1 Announcements. On a date to be determined mutually by the Parties, which date shall be within [***] of the Effective Date, the Parties will jointly issue a press release regarding the signing of this Agreement in a mutually agreed form. Except (a) as set forth in the preceding sentence and (b) as required to comply with Applicable Law (including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory in accordance with Section 12.4), and (c) as may be expressly permitted under Section 12.4, neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party. Notwithstanding the foregoing, subject to Section 12.6.2, (i) Vertex may make scientific publications or public announcements concerning its Research, Development, Manufacture or Commercialization activities with respect to any Collaboration Compound or Licensed Product under this Agreement without Company’s prior written approval; provided, however, that except as permitted under Section 12.2, Vertex will not disclose any of Company’s Confidential Information in any such publication or announcement without obtaining Company’s prior written consent to do so, and (ii) Company may make public announcements concerning: (x) [***]; and (y) [***]; provided that, in each case ((x) and (y)), (1) prior to making any such public announcement, Company will (A) consult with Vertex with respect to the timing of the relevant announcement, (B) provide Vertex with a copy of the proposed announcement, (C) in good faith coordinate the timing of such announcements with Vertex’s disclosures regarding Licensed Products, and (2) any such public announcement does not disclose the actual amounts received by Company from Vertex with respect to such events, but only the fact that the applicable event occurred and that payment was received from Vertex in connection therewith.

12.6.2 Publications.

(a) Publications Prior to License Effective Date. During the Term prior to a License Effective Date with respect to a Vertex Target following Vertex’s exercise of the Option with respect to the applicable Collaboration Target, neither Party will make any academic, scientific or medical publication or academic, scientific or medical public presentation related to such Collaboration Target, any Collaboration Compound or Licensed Product directed against such Collaboration Target or any activities conducted pursuant to this Agreement with respect to such Collaboration Target, in each case, without the other Party’s prior written consent.

(b) Publications Following License Effective Date. During the Term following a License Effective Date with respect to a Vertex Target, Vertex will submit to Company for review any proposed academic, scientific and medical publication or academic, scientific and medical public presentation related to such Vertex Target, any Collaboration Compound or Licensed Product directed against such Vertex Target or any activities conducted pursuant to this Agreement with respect to such Vertex Target. Company will review such publication or presentation for purposes of determining whether any portion of the proposed publication or presentation contains Company’s Confidential Information. Vertex will submit written copies of such proposed publication or presentation to Company no later than [***] before submission for publication or presentation (or five Business Days in advance in the case of an abstract). Company will provide its comments with respect to such publications and presentations within [***] after its receipt of such written copy (or [***] in the case of an abstract). If requested by Company, Vertex will redact Company’s Confidential Information from any such proposed publication or presentation. Vertex will comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication. Notwithstanding the foregoing, Vertex’s obligation to submit any publication to Company for review and approval under this Section 12.6.2(b) will not apply to any publication that does not contain Company’s Confidential Information. During the Term following a License Effective Date with respect to a Vertex Target, Company will not make any academic, scientific or medical publication or academic, scientific or medical public presentation related to such Vertex Target, any Collaboration Compound or Licensed Product directed against such Vertex Target or any activities conducted pursuant to this Agreement with respect to such Vertex Target.

(c) Publications Regarding Degrader Platform. Notwithstanding anything to the contrary in this Section 12.6.2, Company may, at any time during the Term, make academic, scientific or medical publications or academic, scientific or medical public presentations related to the Degrader Platform, provided that such academic, scientific or medical publications or academic, scientific or medical public presentations do not disclose any information specific to a Collaboration Target, any Collaboration Compound or Licensed Product directed against such Collaboration Target or any activities conducted pursuant to this Agreement with respect to such Collaboration Target.

12.7 Vertex Information Rights.

12.7.1 If Vertex determines in good faith upon advice of its independent financial auditor that Company is an entity that is subject to financial consolidation with Vertex for the purposes of its quarterly and annual financial statements (or otherwise requires such information in order to comply with GAAP), Company will make available to Vertex:

(a) as soon as practicable, but in any event within [***] (i) an unaudited balance sheet as of the end of such Calendar Quarter, (ii) unaudited statements of income and cash flows for such Calendar Quarter, (iii) an unaudited statement of stockholders’ equity for such period, and (iv) a detailed trial balance as of the end of such Calendar Quarter, all prepared in accordance with GAAP (except that such financial statements may (x) be subject to year-end audit adjustments and (y) not contain all notes thereto that may be required in accordance with GAAP);

(b) as soon as practicable, but in any event within [***] (i) an audited balance sheet as of the end of such Calendar Year, (ii) audited statements of income and cash flows for such Calendar Year, (iii) an audited statement of stockholders’ equity for such Calendar Year and (iv) a detailed trial balance as of the end of such Calendar Year, together with related footnotes all prepared in accordance with GAAP and audited and certified by a nationally recognized independent public accounting firm;

(c) on or prior to December 31 of each Calendar Year, Company will perform a 409A analysis of the fair value of Company’s stock as of December 1 of such year as prepared by an independent valuation expert; and

(d) any other information or agreements requested by Vertex and reasonably necessary for the purposes of its quarterly and annual financial statements.

ARTICLE 13

MISCELLANEOUS

13.1 Assignment. This Agreement will not be assignable by any Party to any Third Party without the written consent of the non-assigning Party. Notwithstanding the foregoing, either Party may, subject to the terms of this Agreement (including Section 13.2), assign this Agreement or its rights and obligations under this Agreement, without the written consent of the other Party, to an Affiliate or to a Third Party that acquires all or substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, reorganization, acquisition, sale or otherwise), and agrees in writing to be bound by the terms of this Agreement. The assigning Party will promptly notify the other Party in writing of any permitted assignment or transfer under the provisions of this Section 13.1. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 13.1 will be void.

13.2 Change of Control.

13.2.1 Notification. Each Party will notify the other Party in writing promptly (and in any event within [***]) following the closing of a Change of Control of such Party.

13.2.2 Effects of Change of Control. If, during the Term, either Party undergoes a Change of Control, from and after the effective date of such Change of Control, such Acquired Party and its Preexisting Affiliates, on the one hand, and the acquirer and its Affiliates (other than such Acquired Party and its Preexisting Affiliates), on the other hand, shall establish and enforce internal processes, policies, procedures and systems to segregate the other Party’s Confidential Information, including the Research Plans, Development Plans and Commercialization Plans and reports pursuant to Section 6.1 and Section 6.4, such that the acquirer and its Affiliates (other than such Acquired Party and its Preexisting Affiliates) do not obtain access to Confidential Information of the other Party.

13.3 Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides written notice of the Force Majeure to the other Party. Such excuse will continue for so long as the condition constituting a Force Majeure continues, on the condition that the nonperforming Party continues to use Commercially Reasonable Efforts to remove or mitigate the Force Majeure and resume performance of its obligations under this Agreement.

13.4 Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, no presumption will exist or be implied against the Party that drafted such terms and provisions.

13.5 Notices. All written notices which are required or permitted hereunder will be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier, addressed as follows:

If to Vertex:

Vertex Pharmaceuticals Incorporated

Attn: Business Development

50 Northern Avenue

Boston, Massachusetts 02110

with a copy to:

Vertex Pharmaceuticals Incorporated

Attn: Corporate Legal

50 Northern Avenue

Boston, Massachusetts 02110

and:

Ropes & Gray LLP

Attn: Marc Rubenstein

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

If to Company:

Kymera Therapeutics, Inc.

Attn: Chief Executive Officer

300 Technology Square, 2nd Floor

Cambridge, Massachusetts 02139

with a copy to:

Goodwin Procter LLP

Attn: Sarah Solomon

00 Northern Avenue

Boston, MA 02210

or to such other address as the Party to whom written notice is to be given may have furnished to the other Party in writing in accordance herewith. In addition, each Party will deliver a courtesy copy to the other Party’s Alliance Manager concurrently with such notice. Any such written notice will be deemed to have been given and received by the other Party: (a) when delivered if personally delivered; or (b) on receipt if sent by overnight courier.

13.6 Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each of Vertex and Company. For clarity, references in this Agreement to a “written acknowledgement” shall not be deemed to be an amendment, modification or supplement of this Agreement.

13.7 Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either Party of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

13.8 Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause of portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.

13.9 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.

13.10 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries that may be imposed upon or related to Company or Vertex from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Governmental Authority.

13.11 Governing Law. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of The State of New York, without regard to conflict of law principles thereof.

13.12 Jurisdiction; Venue; Service of Process. Each Party irrevocably submits to the exclusive jurisdiction of (a) the courts of the State of New York located in New York, NY, and (b) the United States District Court for the Southern District of New York, for the purposes of any actions, suits and proceedings (collectively, “Actions”) arising out of this Agreement. Each Party agrees to commence any such Action either in the United States District Court for the Southern District of New York or if such Action may not be brought in such court for jurisdictional reasons, in the courts of the State of New York located in New York, NY. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement in (i) the courts of the State of New York located in New York, NY, and (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

13.13 Dispute Resolution. If a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it will be resolved pursuant to this Section 13.13.

13.13.1 Informal Dispute Resolution; Escalation to Executive Officers. In the event of any Dispute, the Parties will first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. If, after [***] from receipt of the written notice of a Dispute, such Dispute has not been resolved on an informal basis, either Party may refer any Dispute to the Executive Officers of the Parties by delivering written notice to the other Party, who will confer in good faith on the resolution of the issue for a [***] period following receipt of such written notice. If any Dispute is not resolved within such [***] period by the Executive Officers, each Party may, at its sole discretion, seek resolution of such Dispute in accordance with Section 13.13.2.

13.13.2 Jurisdiction; Jury Trial; Equitable Relief.

(a) Except as otherwise provided in Section 13.13.3, the sole jurisdiction and venue for all actions, suits and proceedings arising out of a Dispute (whether in contract, tort or otherwise) will be the federal courts (or if such courts do not have subject matter jurisdiction, the state courts) located in the Borough of Manhattan in New York, New York, U.S.A. Each Party hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the federal courts (or if such courts do not have subject matter jurisdiction, the state courts) located in the Borough of Manhattan in New York, New York, U.S.A. for any action, suit or proceeding arising out of a Dispute, and (b) waives any objection to the laying of venue of any action, suit or proceeding arising out of a Dispute in the state and federal courts of the Borough of Manhattan in New York, New York, U.S.A. and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) EXCEPT AS LIMITED BY LAWS, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

13.13.3 Equitable Relief. Notwithstanding the foregoing in this Section 13.13, nothing contained in this Agreement will in any way limit or preclude a Party from, at any time, seeking or obtaining equitable relief hereunder, whether preliminary or permanent, including a temporary or permanent restraining order, preliminary or permanent injunction, specific performance or any other form of equitable relief, from any United States court of competent jurisdiction if necessary to protect the interests of such Party. Each Party agrees that its unauthorized release of the other Party’s Confidential Information or its breach of Sections 5.6, 5.8 or 5.9 of this Agreement will cause irreparable damage to other Party for which recovery of damages would be inadequate, and that such other Party will be entitled to obtain timely injunctive relief with respect to such breach, without the need to show irreparable harm or the inadequacy of monetary damages as a remedy, and without the requirement of having to post bond or other security, as well as any further relief that may be granted by a court of competent jurisdiction.

13.13.4 Tolling. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches), as well as all time periods in which a Party must exercise rights or perform obligation hereunder, will be tolled once the dispute resolution procedures set forth in this Section 13.13 have been initiated, and the Parties will cooperate in taking all actions reasonably necessary to achieve such a result, provided however that tolling for all applicable statutes of limitation will end and time-based defenses may be reasserted if the Dispute remains pending more than [***] after delivery of the first written notice of the Dispute and no Party has sought relief in a court of competent jurisdiction.

13.14 Entire Agreement. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof, including the CDA, which is hereby superseded and replaced in its entirety as of the Effective Date.

13.15 Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained herein will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

13.16 Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein,” “hereof’ and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Schedules will be construed to refer to Sections or Schedules of this Agreement, and references to this Agreement include all Schedules hereto, (h) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (i) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (j) any action or occurrence deemed to be effective as of a particular date will be deemed to be effective as of 11:59 PM ET on such date and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

13.17 No Third Party Rights or Obligations. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.

13.18 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.19 Counterparts. This Agreement may be executed in two counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by digital transmission (e.g., .pdf), each of which will be binding when received by the applicable Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

VERTEX PHARMACEUTICALS INCORPORATED		KYMERA THERAPEUTICS, INC.

By:	/s/ Jeffrey Leiden	By:	/s/ Laurent Audoly
Name: Jeffrey Leiden		Name: Laurent Audoly
Title: Chairman, President and Chief Executive Officer		Title: President and Chief Executive Officer

[Signature Page to Master Collaboration Agreement]

Schedule 1.35

Collaboration Targets

Name	ENSEMBL GENE ID
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]

Schedule 1.46

Company Background Patents

Reference #	Country	Filing Date	Serial #	Publication #	Assignee
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

Schedule 1.81

Exclusive Area

Collaboration Target/Reserved Target	Exclusive Area
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Schedule 1.145

OEDP Contents

Upon mutual agreement of the Parties with respect to a specific Collaboration Target, items may be added or removed from the following list for such Collaboration Target.

[***]

Schedule 1.164

[***]

[***]

Schedule 1.178

Reserved Targets

Name	ENSEMBL GENE ID
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Schedule 1.205

[***]

[***]

Schedule 9.2(f)

[***]

[***]

Schedule 9.2(h)

[***]

[***]

Schedule 10.2

Insurance Requirements

INSURANCE TYPE	MINIMUM LIMITS	MINIMUM COVERAGE	RESPECTIVELY MUST BE MAINTAINED BY
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]